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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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799 W. Coliseum Way
Midvale, Utah 84047

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 9, 2017

Dear Fellow Stockholders:

        We cordially invite you to attend the 2017 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at the offices of the Company, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2017. At the meeting, holders of our common stock, our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, our "Voting Shares") will vote on the following matters:

  1.
  The election of two Class III directors of the Company to serve terms of three years. The Company's Board of Directors intends to present Allison H. Abraham and Saum Noursalehi for election to the Board;

  2.
  The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017;

  3.
  Approval of an amendment and restatement of the Company's equity incentive plan;

  4.
  A non-binding advisory vote on the compensation paid by the Company to its Named Executive Officers ("Say on Pay Vote"); and

  5.
  A non-binding advisory vote on the frequency (every one, two or three years) of future Say on Pay Votes.

        Stockholders will also consider and act upon any other matter properly coming before the Annual Meeting.

        Following the meeting, we will discuss the status of the business and answer appropriate questions.

        Holders of record of shares of our Voting Shares at the close of business on March 13, 2017 are entitled to vote at the meeting and any postponements or adjournments. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied the printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

        We are mailing to some of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K"). The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2016 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.

By Order of the Board of Directors,
Jonathan E. Johnson III Chairman of the Board

Midvale, Utah
March 14, 2017

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 9, 2017

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended
December 31, 2016 are available at http://www.overstock.com/proxy.

Whether or not you plan to attend the meeting, please vote via the Internet or by phone or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed self-addressed, stamped envelope.

OVERSTOCK.COM, INC.
799 W. Coliseum Way
Midvale, Utah 84047

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. on May 9, 2017

  General

        Our Board of Directors (the "Board") is soliciting proxies for the 2017 Annual Meeting of Stockholders of Overstock.com, Inc. ("Overstock," the "Company," "we" or "our") to be held at the offices of the Company, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2017. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders who received the notice of Internet availability of proxy materials have the ability to access the proxy materials at http://www.overstock.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

        Please visit http://www.overstock.com/proxy for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

        Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

        Our principal offices are located at 799 W. Coliseum Way, Midvale, Utah 84047, and our telephone number is (801) 947-3100.

  Record Date and Voting Securities

        The Board set March 13, 2017 as the record date for the meeting. Stockholders who owned shares of our common stock, our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, our "Voting Shares") at the close of business on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 25,591,103 Voting Shares outstanding on the record date. A majority of the outstanding Voting Shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

  Proxy Materials

        Voting materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Form 10-K"), are first being sent or given to stockholders on or about March 23, 2017.

The date of this Proxy Statement is March 14, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including:

  •
  the election of directors;

  •
  ratification of our Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm;

  •
  a motion to amend and restate the Company's equity incentive plan;

  •
  a motion to approve, on an advisory basis, the Company's executive compensation; and

  •
  a motion to approve, on an advisory basis, the frequency of holding the stockholder vote on executive compensation.

Who can vote at the Annual Meeting?

        Stockholders of record who owned Overstock common stock, Blockchain Voting Series A Preferred Stock or Voting Series B Preferred Stock (collectively, the "Voting Shares") at the close of business on March 13, 2017 (the "Record Date") may attend and vote at the Annual Meeting. Each Voting Share is entitled to one vote. There were 25,591,103 Voting Shares outstanding at the close of business on the Record Date.

What are the recommendations of the Board?

        Overstock's Board unanimously recommends votes:

  "FOR" the election of the nominated directors (see proposal 1);

  "FOR" the ratification of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017 (see proposal 2);

  "FOR" the motion to amend and restate the Company's equity incentive plan (see proposal 3);

  "FOR" the motion to approve the Company's executive compensation on an advisory basis (see proposal 4); and

        For the ONCE EVERY THREE YEARS choice in the advisory vote on the frequency of future stockholder votes on executive compensation (see proposal 5).

What is a quorum?

        The presence in person or by proxy of the holders of a majority of the Voting Shares outstanding on the Record Date will constitute a quorum for the Annual Meeting. A quorum is necessary to transact business at the meeting. Voting Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the proxies and votes cast prior to the meeting and at the meeting to determine whether a quorum is present.

How do I vote?

        You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

  "FOR" the election of the nominated directors in proposal 1;

  "FOR" the ratification of KPMG LLP as our independent registered public accounting firm in proposal 2;

  "FOR" the motion to amend and restate the Company's equity incentive plan in proposal 3;

  "FOR" the motion to approve the Company's executive compensation in proposal 4; and

  "FOR" the "ONCE EVERY THREE YEARS" selection in proposal 5.

        If you are a "street name" stockholder and you do not return instructions on how to vote to your broker, your shares will not be voted except on proposal 2. The voting of shares held by "street name" stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker's proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

        If you hold Voting Shares in a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

What happens if a nominee is unable to stand for election?

        The Nominating and Corporate Governance Committee of the Board of Directors may select a substitute nominee. In that case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than two Class III nominees.

Can I vote via the Internet or by telephone?

        You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

        If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 8, 2017. If you are a participant in the Overstock 401(k) plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 5, 2017.

Can I change my vote or revoke my proxy?

        Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

        If you are a registered stockholder and have delivered a proxy, you may revoke your proxy at any time before the proxy is exercised by filing with our corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this proxy statement. At the meeting, you also may revoke your proxy by submitting a written revocation or a later-dated proxy to the inspector of election. Your attendance at the meeting will not by itself revoke your proxy.

        If your shares are held in "street name" or you are a participant in the Overstock 401(k) plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

        The rules of the U.S. Securities and Exchange Commission (the "SEC") allow companies to furnish their proxy materials via the Internet. Accordingly, we sent most of our stockholders a notice of Internet availability of proxy materials for this year's annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis by submitting a request to us at http://www.overstock.com/proxy. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

        No, but the notice of Internet availability of proxy materials provides instructions on how to vote your shares.

What is the voting requirement to approve each of the proposals?

        Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Stockholders require the votes described below to be approved.

        Proposal 1—Election of Directors—a plurality of the votes cast by the holders of Voting Shares entitled to vote at the Annual Meeting is required to elect each of two Class III members of the Board of Directors. This means that the two nominees receiving the highest numbers of "for" votes will be elected. "Withhold" votes and broker non-votes will have no effect on the election of directors. There is no cumulative voting in the election of directors.

        Proposal 2—Ratification of our Audit Committee's appointment of KPMG LLP as our independent registered public accounting firm—the affirmative vote of the holders of a majority of the shares of Voting Shares present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this proposal. Abstentions and broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the Voting Shares present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of this proposal if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

        Proposal 3—Amendment and Restatement of the Company's Equity Incentive Plan—the affirmative vote of the holders of a majority of the shares of Voting Shares present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this proposal. Abstentions and broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the Voting Shares present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of this proposal if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

        Proposal 4—Executive Compensation—the affirmative vote of the holders of a majority of the shares of Voting Shares present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this proposal. Abstentions and broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the Voting Shares present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of this proposal if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

        Proposal 5—Frequency of Future Non-Binding Votes on Executive Compensation—the non-binding advisory vote as to Proposal 5 will require stockholders to choose the frequency of every one, two or three years or to abstain from voting on Proposal 5, and the selection receiving the most votes—every one, two or three years—will be the recommendation of the stockholders. Abstentions and broker non-votes will have no effect on Proposal 5.

        Neither the approval nor the disapproval of Proposal 4 or the result of the voting on Proposal 5 will be binding on the Company or the Board of Directors or will be construed as overruling any decision by the Company or the Board of Directors or create or imply any additional fiduciary duties for the Company or the Board of Directors. However, the Board and the Company will consider the results of these advisory votes in making future decisions on the Company's compensation policies, the compensation of the Company's named executive officers, and the frequency of future advisory votes on executive compensation.

What are Broker Non-Votes?

        Stockholders who hold their shares through a broker or other nominee (in "street name"), must provide specific instructions to their brokers or other nominee as to how to vote their shares, in the manner prescribed by their broker or other nominee. Brokers and nominees typically have the discretion to vote such shares on routine matters, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a "broker non-vote" occurs.

Which proposals are considered "routine" or "non-routine"?

        Only Proposal 2 (the proposed ratification of our independent registered public accounting firm) is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 2. All of the other proposals are considered non-routine.

How many shares of Series A Preferred, Series B Preferred and Common Stock are outstanding and entitled to vote at the meeting?

        At the Record Date, a total of 25,591,103 Voting Shares were outstanding and entitled to vote at the meeting, consisting of 126,565 shares of Blockchain Voting Series A Preferred Stock ("Series A Preferred"), 569,333 shares of Voting Series B Preferred Stock ("Series B Preferred"), and 24,895,205 shares of Common Stock.

Are any shares entitled to a class vote on any of the proposals to be considered at the meeting?

        None of the outstanding shares are entitled to a separate class vote on any of the proposals to be considered at the meeting. The Series A Preferred, the Series B Preferred and the Common Stock will all vote together as a single class on each of the proposals, and each share will be entitled to one vote on each of the proposals.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        The affirmative vote of the holders of a majority of the Voting Shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve any other matters that may properly come before the meeting, unless a different vote is required by law, by the Certificate of Incorporation or by the bylaws.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting, and will file a Form 8-K with the SEC reporting the results within four business days after the date of the meeting. If required, we will amend that Form 8-K in accordance with Item 5.07(d) of Form 8-K to disclose our decision as to how frequently we will hold a stockholder vote on the compensation of executives within the time periods required by Item 5.07(d). You can get a copy of that Form 8-K by calling Overstock Investor Relations at (801) 947-3100 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at http://www.overstock.com/proxy.

Who pays for the proxy solicitation process?

        We will pay the costs of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks and other nominees to solicit their customers who hold shares of Overstock common stock or Series B Preferred in street name. We may reimburse such brokers, banks and nominees for their reasonable out-of- pocket expenses. We may also use the services of our officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable out-of-pocket expenses. We intend to use the services of a proxy solicitation firm in connection with the meeting and anticipate that the costs of such services will be approximately $9,500 plus reimbursement for reasonable out-of-pocket expenses.

How can I get an additional copy of the proxy materials?

        If you would like an additional copy of this proxy statement or our 2016 Form 10-K, these documents are available in digital form for download or review at http://www.overstock.com/proxy. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Overstock.com, Inc., Attention: Investor Relations, 799 W. Coliseum Way, Midvale, Utah 84047, or by calling Overstock Investor Relations at (801) 947-3100.

Who can help answer my questions?

        If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson Inc., our proxy solicitor, toll-free at 866-432-2791.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 9, 2017

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2016 are available at http://www.overstock.com/proxy.

PROPOSALS TO BE VOTED ON:

PROPOSAL 1—ELECTION OF DIRECTORS

  Nominees

        The nominees for election this year as Class III directors, for three-year terms ending in 2020, are Allison H. Abraham and Saum Noursalehi.

        Ms. Abraham has been a director since 2002. She is the Chair of the Audit Committee, a member of the Compensation Committee, and a member of the Nominating and Corporate Governance Committee.

        Mr. Noursalehi has served as our President, Retail, since August 2016. He joined the Company in 2005 and has served us in several executive positions, including Chief Revenue Officer and Senior Vice President.

        Each of the nominees has consented to serve a three-year term. For additional information about the nominees, see "The Board—Information Regarding Director Nominees and Other Directors."

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  Proposed Ratification of Appointment of KPMG LLP

        The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2017 and audit the effectiveness of our internal control over financial reporting as of December 31, 2017. KPMG LLP has served as our independent registered public accounting firm since December 2009. Although ratification of the Audit Committee's selection of KPMG LLP is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  Audit Fees

        KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2016 and 2015, to audit the effectiveness of our internal control over financial reporting as of December 31, 2016 and 2015, to review our 2016 and 2015 interim financial statements, to perform services in connection with our registration statements and SEC comment letter responses, and to perform accounting consultation services. The aggregate audit fees KPMG LLP billed us for professional services for 2016 and 2015 were $1,770,000 and $1,583,000. All audit fees and other fees were pre-approved by the Audit Committee.

  Audit-Related Fees

        KPMG LLP billed us $30,000 in 2016 and $28,000 in 2015 for the audits of our 401(k) employee benefit plan.

  Tax Fees

        KPMG LLP billed us $51,272 in 2016 and $27,000 in 2015 for professional services rendered in connection with tax advice.

  All Other Fees

        KPMG LLP did not bill us any amounts in 2016 or 2015 for other fees.

  Auditor Independence

        The Audit Committee has considered the role of KPMG LLP in providing us with the services described above, and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

General

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

        The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

        The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required interim reviews performed in accordance with applicable standards) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm's audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.

Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

Tax Services

        Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC's rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.

All Other Services

        Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

Procedures

        Under the Policy, each year the Senior Vice President, Finance and Risk Management (our principal financial and accounting officer) and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "FOR" Proposal 2—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2017.

PROPOSAL 3—VOTE ON AMENDMENT AND RESTATEMENT OF OUR 2005 EQUITY INCENTIVE PLAN

        We are asking our stockholders to approve an amendment and restatement of our 2005 Equity Incentive Plan (the "2005 Plan"). However, we are not asking our stockholders to approve any increase of the number of shares available under the 2005 Plan. The proposed amendment will not add any additional shares or otherwise increase the cost of the 2005 Plan.

        The primary purpose of the proposed amendment is to impose limits on the awards we may make to our non-employee directors under the 2005 Plan. As described below, the average total value of the cash and equity grants we have paid to our non-employee directors over the last eight years is approximately $184,000, and the proposed amendment would impose a limit on future awards under the 2005 Plan to any non-employee director in any year so that the awards plus the cash fees payable to such director during such fiscal year for service as an non-employee director may not exceed $400,000 in total value, plus up to an additional $200,000 for service on any special committee of the Board. The text of the proposed amendment is as follows:

        "Awards to any non-employee Director during any Fiscal Year plus the cash fees payable to such Director during such Fiscal Year for service as an non-employee Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes of such Awards), plus up to an additional $200,000 for service on any special committee of the Board. Consulting fees or other compensation the Company may pay or provide to any non-employee Director for services in addition to the services normally performed by a non-employee Director shall not be included in calculating such limits."

        See "Summary of the Plan—Limitation on Awards to Non-Employee Directors," below. If the proposed amended and restated 2005 Plan is not approved, the proposed limit would not apply.

        In addition, we are asking our stockholders to re-approve the material terms of the 2005 Plan and the performance goals thereunder for the purpose of helping awards under the amended and restated 2005 Plan qualify as "performance-based" compensation under Internal Revenue Code Section 162(m).

        As of February 15, 2017:

  •
  1,978,307 shares of common stock remained available for future grants under the 2005 Plan. Whether the proposed amendment is approved or not, the number of shares available for future grants under the 2005 Plan will not change;

  •
  24,895,038 shares of common stock were outstanding, and an additional 126,565 shares of Series A Preferred and 569,333 shares of Series B Preferred were outstanding;

  •
  700,261 restricted stock units were outstanding and subject to further vesting requirements under the 2005 Plan; and

  •
  Options to purchase 23,000 shares of common stock under the 2005 Plan remained outstanding.

        During 2016 we granted restricted stock units covering 540,945 shares of common stock under the 2005 Plan, including 194,586 restricted stock units granted to persons who were executive officers of the Company during 2016. We have not granted any stock options under the 2005 Plan since 2008.

        The amended and restated 2005 Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance shares, performance units, and deferred stock units to employees and consultants of the Company. We have never made any awards under the 2005 Plan other than options and grants of restricted stock or restricted stock units. The amendment and restatement does not make any material change to the types of awards that may be granted under the 2005 Plan. Our Board of Directors approved the amended and restated 2005 Plan on March 12, 2017, subject to stockholder approval at the 2017 annual meeting.

        On March 9, 2017, the closing price of our common stock was $17.40 per share. The title of the securities that will be subject to grants under the amended and restated 2005 Plan is our Common Stock, $0.0001 par value per share. The number of shares of common stock that will be subject to grants under the amended and restated 2005 Plan will be 1,978,307, regardless of whether the stockholders approve the proposed amendment, adjusted for any award made or forfeited after February 15, 2017.

        The classes of persons who are currently and would be eligible to participate in the amended and restated Plan and the approximate number of persons in each such class are currently as follows: Non-employee directors (four persons); Named Executive Officers (four persons, as all others have left the Company); executive and other officers excluding the Named Executive Officers (19 persons); employees excluding all executive and other officers (approximately 1,685 persons) and consultants (0 persons). The basis of participation by any person will be the grant of an award by the Compensation Committee or the full Board of Directors. Awards are expected to be made primarily if not exclusively to persons the Compensation Committee believes have the ability to have a significant effect on the success of the Company's business.

        The benefits or amounts that will be received by or allocated to employees, executives, other officers and directors of the Company under the amended and restated 2005 Plan are not determinable. However, if the proposed amended and restated 2005 Plan had been in effect during 2016 (in lieu of the 2005 Plan as actually in effect during 2016), the Named Executive Officers and the groups shown below would have received the same grants that they received during 2016 under the 2005 Plan, which were as follows:

Name	Number of Restricted Stock Units(1)	Dollar Value of Stock Awards(2)
Officers Remaining with the Company
Patrick M. Byrne	—	$—
Robert P. Hughes	15,000	$216,150
Saum Noursalehi	20,000	$288,200
Jonathan E. Johnson III	15,000	$216,150
Officers No Longer with the Company
Stormy D. Simon	40,000	$576,400
Mitchell L. Edwards	29,586	$450,003
Natalie A. Malaszenko	15,000	$216,150
Alec S. Wilkins	15,000	$216,150
All current executive officers (including all Named Executive Officers)	194,586	$2,832,000
All current directors who are not executive officers(3)	25,000	$364,250
All employees, including all current officers who are not executive officers	420,946	$6,084,430

(1)
Grants shown are actual grants of restricted stock units made during 2016. The shares vest over a three-year period commencing on the date of grant in three equal annual increments.

(2)
Amount shown as Dollar Value for the Named Executive Officers is the grant date fair value of the actual awards made to them during 2016. Amounts shown as Dollar Value for the groups assume the same pricing used in the calculations for the Named Executive Officers.

(3)
Including Mr. Samuel A. Mitchell, who resigned from the Board on February 6, 2017.

        On February 2, 2017 the Compensation Committee made annual equity grants to the Named Executive Officers and the groups shown below as follows:

Name	Number of Restricted Stock Units(1)	Dollar Value of Stock Awards(2)
Patrick M. Byrne	20,000	$338,000
Robert P. Hughes	15,000	$253,500
Saum Noursalehi	32,500	$549,250
Jonathan E. Johnson III	10,000	$169,000
All current executive officers (including the Named Executive Officers)	162,500	$2,746,250
All current directors who are not executive officers(3)	25,000	$422,500
All employees, including all current officers who are not executive officers	225,500	$3,810,950

(1)
Grants shown are actual grants of restricted stock units made on February 2, 2017. The shares vest over a three-year period commencing on the date of grant in three equal annual increments.

(2)
Amount shown as Dollar Value for the Named Executive Officers is the grant date fair value of the actual awards made to them on February 2, 2017. Amounts shown as Dollar Value for the groups assume the same pricing used in the calculations for the Named Executive Officers.

(3)
Including Mr. Samuel A. Mitchell, who resigned from the Board on February 6, 2017.

        The following table provides information as of December 31, 2016 with respect to shares of our common stock that may be issued under our existing equity compensation plans (consisting solely of our Amended and Restated 2005 Equity Incentive Plan).

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	716,163	3.78	2,083,414
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	716,163	3.78	2,083,414

(1)
At December 31, 2016 the weighted average exercise price excluding RSUs was $17.33.

        Please see "Summary of the Plan," below.

        If our stockholders do not approve the amendment and restatement of the 2005 Plan, we will continue to make grants under the 2005 Plan as it is currently in effect. Our executive officers and non-employee directors have an interest in this proposal, as they may receive awards under the amended and restated 2005 Plan. However, whether the proposal is approved or not, our executive officers and non-employee directors may continue to receive awards under the 2005 Plan as currently in effect. Approval of the proposal will not increase the number of shares available under the 2005 Plan, and will not have any effect on the number of shares, if any, that may be subject to awards granted in the future to any of our officers or employees, but will impose limits on awards to non-employee directors.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" Proposal 3, the approval of the amendment and restatement of the 2005 Plan, and to approve the material terms of the amended and restated 2005 Plan and the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code.

Summary of the Plan

        The material features of the amended and restated 2005 Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the amended and restated 2005 Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the amended and restated 2005 Plan.

        Purpose.    The purposes of the amended and restated 2005 Plan are to attract and retain the best available personnel, to provide additional incentive to our employees, consultants and non-employee directors, and to promote the success of our business.

        Administration.    The amended and restated 2005 Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the "Administrator"). To the extent awards are intended to constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code, the amended and restated 2005 Plan will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. Subject to the provisions of the amended and restated 2005 Plan, the Administrator has the authority to: (i) interpret the amended and restated 2005 Plan, apply its provisions and reconcile any inconsistency, correct any defect and supply any omission in the plan or an award agreement; (ii) prescribe, amend or rescind rules and regulations relating to the amended and restated 2005 Plan; (iii) select the persons to whom awards are to be granted; (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between the Company and the participant); (vii) amend any outstanding award subject to applicable legal restrictions; (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the amended and restated 2005 Plan; (x) allow participants to satisfy minimum withholding tax obligations by tendering cash or shares owned by the participant or electing to have the Company withhold from the shares or cash to be issued that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; (xi) reduce the exercise price of an award to the then current fair market value if the fair market value of the common stock covered by the award has declined since the date the award was granted, provided our stockholders have approved such action; (xii) institute an award exchange program, provided that no exchange will cause the exercise price of an award to be reduced unless our stockholders have approved such action; (xiii) determine the fair market value of our common stock; and (xiv) subject to certain limitations, take any other actions and make all other determinations deemed necessary or advisable for the administration of the amended and restated 2005 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of awards and on all persons deriving their rights therefrom.

        Shares Available.    The proposed amendment does not change the number of shares authorized for grants under the plan. Whether the amended and restated plan is approved or not, an aggregate of 1,978,307 shares will be available for grant under the amended and restated 2005 Plan, adjusted for any shares forfeited or subjected to any award made after February 15, 2017. The shares of common stock covered by the amended and restated 2005 Plan may be authorized but unissued shares, or reacquired shares. To the extent that an award terminates, expires, or lapses for any reason, or an award is settled in cash without delivery of shares to the participant (but subject to the restrictions described herein relating to SARs), any shares subject to the award may be used again for new grants under the amended and restated 2005 Plan. The full number of SARs granted that are to be settled in shares of common stock will count against the number of shares available for award under the amended and restated 2005 Plan, regardless of how many shares are actually issued upon settlement of the SARs. Any shares surrendered or withheld to satisfy the exercise price of an option or withheld to satisfy minimum tax withholding obligations will count against the number of shares available for award under the amended and restated 2005 Plan. No fractional shares may be issued under the amended and restated 2005 Plan.

        Eligibility.    The amended and restated 2005 Plan provides that awards may be granted to our employees, consultants and non-employee directors, and employees and consultants of our subsidiaries, as determined by the Administrator. Incentive stock options may be granted only to employees (including officers and employee directors).

        Limitation on Awards to Non-Employee Directors.    The amended and restated 2005 Plan imposes new limits on the awards that may be granted under the existing 2005 Plan during any fiscal year to any non-employee director, taken together with any cash fees paid by the Company to such non-employee director during such fiscal year for service as a non-employee director. The new limits will not apply to any consulting fees or other compensation we may pay or provide to any non-employee director for services in addition to the services normally performed by a non-employee director. The amended and restated 2005 Plan provides that awards to any non-employee director plus the cash fees payable to such director during such fiscal year for service as an non-employee director will not exceed $400,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), plus up to an additional $200,000 for service on any special committee of the Board. The average total value of the routine cash and equity grants we have paid to our non-employee directors over the last eight years is approximately $184,000.

        Internal Revenue Code Section 162(m) Performance Goals.    We have designed the amended and restated 2005 Plan so that it permits us to issue awards that are intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator's discretion, one or more of the following performance criteria may apply as the basis of a performance goal: cash position, earnings per share, expenses, gross margin, individual objectives, net income, operating cash flow, operating income, operating margin, return on assets, return on equity, return on sales, revenue, total stockholder return, and/or unit sales, all as determined in accordance with accounting principles generally accepted in the United States or on a non-GAAP basis. A performance goal may apply either to us or to one of our business units. The Administrator may use other performance criteria for awards that are not intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us on the date the performance-based award is paid to be eligible for a performance-based award for any period.

        Terms and Conditions of Options.    Each option granted under the amended and restated 2005 Plan is to be evidenced by a written stock option agreement between the optionee and the Company and is to be subject to the following terms and conditions:

          (a)    Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of all incentive stock options and non-statutory options granted under the amended and restated 2005 Plan may not be less than the fair market value of the common stock on the date the option is granted. Options may be granted with an exercise price of less than 100% of the fair market value per share on the date of grant if the options are granted pursuant to an assumption or substitution for another option in a manner that satisfies Sections 424(a) or 409A of the Internal Revenue Code in connection with a merger or other corporate transaction. In the case of an incentive stock option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price must be not less than 110% of the fair market value on the date of grant. For purposes of the amended and restated 2005 Plan, fair market value is defined as the closing sale price per share of the common stock on the date of grant as reported on the Nasdaq Global Market. On March 9, 2017, the closing price of the common stock as reported on the Nasdaq Global Market was $17.40. Optionees are not required to pay the Company any amount upon the grant of an option.

          (b)    Form of Consideration.    The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our common stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination thereof.

          (c)    Exercise of the Option.    Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the amended and restated 2005 Plan be exercised more than 10 years after the date of grant or, in the case of an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, more than 5 years after the date of the grant.

          (d)    Termination of Service.    The amended and restated 2005 Plan provides that if the optionee's employment or service relationship with the Company is terminated for any reason, other than death or disability, the period of time during which an option may be exercised following such termination may be determined by the Administrator and set forth in the option agreement and the option may be exercised only to the extent the options were exercisable on the date of termination and in no event later than the expiration of the term of the option. In the absence of a specified time in the option agreement, the option will generally remain exercisable for three months after the optionee's termination.

          (e)    Permanent Disability.    If an optionee's employment or service is terminated due to a disability, options granted to such optionee may be exercised within such period of time as is determined by the Administrator and set forth in the option agreement, but only to the extent that the options were exercisable on the date of termination and in no event later than the expiration of the term of such option as set forth in the option agreement. In the absence of a specified time in the option agreement, the option will generally remain exercisable for one year following the optionee's termination due to disability.

          (f)    Death.    If an optionee should die while an employee or other service provider of the Company, options granted to such optionee may be exercised within such period of time as is determined by the Administrator and set forth in the option agreement but only to the extent that the options were exercisable on the date of death and in no event later than the expiration of the term of such option as set forth in the option agreement. In the absence of a specified time in the option agreement, the option will generally remain exercisable for one year following the optionee's death.

          (g)    ISO Limitation.    The Plan provides that to the extent the aggregate fair market value of shares subject to all incentive stock options held by an employee that become exercisable for the first time in any one calendar year exceeds $100,000, the options relating to the excess shares will be treated as nonstatutory options.

          (h)    162(m) Share Limit.    No participant may be granted stock options to purchase more than 200,000 shares of common stock or stock appreciation rights covering more than 500,000 shares of common stock in any fiscal year, except that up to 300,000 shares may be covered by options or 750,000 stock appreciation rights may be granted to a participant in the participant's first fiscal year of service.

          (i)    Other Provisions.    The stock option agreement may contain other terms, provisions and conditions as determined by the Administrator.

        Terms and Conditions of Stock Appreciation Rights.    The Administrator, subject to the provisions of the amended and restated 2005 Plan (including the 162(m) share limit referred to above), shall have complete discretion to determine the terms and conditions of SARs granted under the amended and restated 2005 Plan. Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine, and will be subject to the following terms and conditions:

          (a)    Grant of SARs.    SARs may be granted either alone or in conjunction with all or part of an option granted under the amended and restated 2005 Plan. SARs granted in conjunction with an option may be exercised only at such times and to the extent the related option is exercisable, and upon the exercise of the SAR or option, the number of shares for which the SAR and option is exercisable will be reduced by the number of shares for which the SAR or option has been exercised.

          (b)    Payment of Stock Appreciation Right Amount.    Upon exercise of an SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the common stock on the date the SAR is granted.

          (c)    Payment upon Exercise of Stock Appreciation Right.    At the discretion of the Administrator, payment to the holder of an SAR may be in cash, shares of our common stock or a combination thereof. To the extent that an SAR is settled in cash, the shares available for issuance under the amended and restated 2005 Plan shall not be diminished as a result of the settlement.

          (d)    Expiration of Stock Appreciation Rights.    SARs granted under the amended and restated 2005 Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant. No SAR may be exercised by any person after its expiration.

          (e)    Termination of Service.    The amended and restated 2005 Plan provides that if the holder's employment or service relationship with the Company is terminated for any reason, other than death or disability, the period of time during which an SAR may be exercised following such termination may be determined by the Administrator and set forth in the SAR agreement and the SAR may be exercised only to the extent the SAR was exercisable on the date of termination and in no event later than the expiration of the term of the SAR. In the absence of a specified time in the SAR agreement, the SAR will generally remain exercisable for three months after the holder's termination.

          (f)    Permanent Disability.    If an SAR holder's employment or service is terminated due to a disability, SARs granted to such holder may be exercised within such period of time as is determined by the Administrator and set forth in the SAR agreement, but only to the extent that the SARs were exercisable on the date of termination and in no event later than the expiration of the term of such SAR as set forth in the SAR agreement. In the absence of a specified time in the SAR agreement, the SAR will generally remain exercisable for one year following the holder's termination due to disability.

          (g)    Death.    If an SAR holder should die while an employee or other service provider of the Company, SARs granted to such holder may be exercised within such period of time as is determined by the Administrator and set forth in the SAR agreement but only to the extent that the SARs were exercisable on the date of death and in no event later than the expiration of the term of such SAR as set forth in the SAR agreement. In the absence of a specified time in the SAR agreement, the SAR will generally remain exercisable for one year following the holder's death.

        Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the amended and restated 2005 Plan, restricted stock and restricted stock units may be granted to our employees, directors and consultants at any time and from time to time at the discretion of the Administrator. Restricted stock is an award of our common stock, and a restricted stock unit is an award of hypothetical shares of our common stock having a value equal to the fair market value of an identical number of shares of common stock. The Company will not receive any consideration for the grant of restricted stock awards or restricted stock unit awards. Restricted stock and restricted stock units may, but need not, provide that the award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of for a period of time determined by the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock or restricted stock unit award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which may be based principally or solely on continued provision of services but may include a performance-based component. However, no participant shall be granted a restricted stock or restricted stock unit award covering more than 100,000 shares in any fiscal year, except that up to 250,000 shares may be granted in the participant's first fiscal year of service.

        Voting and Dividend Rights.    Unless otherwise stated in the restricted stock agreement, a holder of restricted stock will have the rights and privileges of a stockholder, including the right to vote. Dividends on restricted stock may be currently paid to the holder or held by us until the restrictions on the shares are released. A holder of restricted stock units will not be a stockholder until the shares are issued, and until such time, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

        Restricted Stock Award Agreement.    Each restricted stock and restricted stock unit grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock or restricted stock unit grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

        Performance Shares.    Subject to the terms and conditions of the amended and restated 2005 Plan, performance shares may be granted to our employees, directors and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which may be based principally or solely on achievement of performance milestones but may include a service-based component. However, no participant shall be granted performance shares covering more than 100,000 shares in any fiscal year, except that the limit shall be 250,000 shares in the participant's first fiscal year of service.

        Performance Share Award Agreement.    Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

        Performance Units.    Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the amended and restated 2005 Plan shall not be diminished as a result of the settlement of a performance unit.

        Performance Unit Award Agreement.    Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator. However, no participant shall be granted a performance unit award having an initial value greater than $1,000,000 in any fiscal year, except that the limit shall be $2,500,000 in the participant's first fiscal year of service.

        Deferred Stock Units.    Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of award.

        Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an award granted under the amended and restated 2005 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the amended and restated 2005 Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

        Acceleration upon Death.    Unless an award agreement provides otherwise, in the event that a participant dies while a service provider, the award may be exercised within the time period set forth in the relevant agreement, but in no event later than the expiration date of the relevant award.

        Adjustment Upon Changes in Capitalization.    In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the amended and restated 2005 Plan, the individual fiscal year limits applicable to restricted stock, restricted stock units, performance share awards, performance units, SARs and options, the number and class of shares of stock subject to any award outstanding under the amended and restated 2005 Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made by the Administrator or the Compensation Committee of our Board of Directors, whose determination shall be conclusive.

        Change of Control.    In the event of a change of control, the successor entity (or its parent or subsidiary) may assume or substitute each outstanding award. If the successor entity does not assume the awards or substitute equivalent awards, or if the successor entity is not publicly traded, such awards shall become 100% vested. In such event, the Administrator may take one or more actions with respect to outstanding options and SARs, including but not limited to giving participants a limited period of time to exercise options and SARs, cashing out options and SARs based on the difference between the change of control value of our common stock and the exercise price, or making adjustments to options and SARs as the Administrator deems appropriate to reflect the change of control. Generally, a "change of control" means a person or group (subject to certain exceptions) becomes the beneficial owner of our securities representing 50% or more of the total voting power represented by our outstanding securities; we sell or dispose of substantially all of our assets; a change in a majority of our Board of Directors occurs without the approval of our then incumbent directors within a one-year period; or a merger or consolidation occurs other than a merger or consolidation resulting in our outstanding voting securities immediately before the merger or consolidation continuing to represent at least 50% of the total voting power of the surviving entity represented by our outstanding securities immediately after the merger or consolidation.

        Amendment, Suspensions and Termination of the amended and restated 2005 Plan.    Our Board of Directors may amend, suspend or terminate the amended and restated 2005 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Section 422 of the Internal Revenue Code, or any other applicable rule or statute or by the rules of any stock exchange or automated quotation system on which the Company's shares may then be listed or quoted.

Federal Income Tax Information

        Incentive Stock Options.    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise is an adjustment for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.

        Non-statutory Stock Options.    All other options that do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time a non-statutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.

        Stock Appreciation Rights.    No taxable income is reportable when an SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received and/or the amount of cash received. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be a capital gain or loss.

        Restricted Stock.    A participant will not have taxable income upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Internal Revenue Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the participant paid for such shares, if any.

        Restricted Stock Units, Performance Units and Performance Shares.    A participant will not have taxable income upon grant of an award of restricted stock units, performance units or performance shares. Instead, he or she will recognize ordinary income at the time of receipt of the shares or cash equal to the fair market value (on the date of receipt) of the shares or cash received minus any amount paid for the shares of our common stock.

        Tax Effect for the Company.    We generally will be entitled to a tax deduction in connection with an award under the amended and restated 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our "covered employees," which are our chief executive officer or our three highest paid officers (other than the chief executive officer or the chief financial officer). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these covered employees will be deductible only to the extent that it does not exceed $1,000,000. It is possible that compensation attributable to awards under the amended and restated 2005 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with U.S. Treasury Regulations issued under Section 162(m) of the Internal Revenue Code, compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more "outside directors," (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of an option or SAR is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid. The amended and restated 2005 Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code; however, awards granted under the amended and restated 2005 Plan will only be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Internal Revenue Code. We cannot assure you that compensation attributable to awards granted under the amended and restated 2005 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and thus be deductible to us.

        Requirements Regarding "Deferred Compensation."    Certain of the benefits under the amended and restated 2005 Plan may constitute "deferred compensation" within the meaning of Section 409A of the Internal Revenue Code, a provision governing "nonqualified deferred compensation plans." Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

        The foregoing is only a summary of the effect of federal income taxation upon us and upon the participant, does not purport to be complete, and does not discuss the tax consequences of the participant's death or the income tax laws of any municipality, state or foreign country in which a participant may reside. It also does not discuss the potential application of Section 280G of the Internal Revenue Code, which can apply to an "excess parachute payment." Further, different rules may apply if the participant is also an officer, director, or 10% stockholder of the Company.

Other Information

        Clawbacks.    Awards which are subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

        New Plan Benefits    The proposed amendment does not provide for any new plan benefits, and does not not change the number of shares authorized for grants under the 2005 plan. Whether the amended and restated 2005 plan is approved or not, an aggregate of 1,978,307 shares will be available for grant under the amended and restated 2005 Plan (or under the existing 2005 Plan), adjusted for any shares forfeited or subjected to any award made after February 15, 2017. The grant of awards under the amended and restated 2005 Plan, including grants to our named executive officers and directors, is discretionary. As of the date of this proxy statement, there has been no determination with respect to future awards under the amended and restated 2005 Plan. Accordingly, the amount of any future discretionary awards is not determinable. Information about the grant of awards under our 2005 Plan during the fiscal year ended December 31, 2016 to (a) non-employee directors; (b) our Named Executive Officers; (c) all current executive officers as a group; and (d) all other officers and employees as a group is provided above. In addition, we have provided above similar information about the grants made to the same groups in February 2017.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" Proposal 3—Approval of an Amendment and Restatement of our 2005 Equity Incentive Plan.

PROPOSAL 4—ADVISORY VOTE ON THE COMPENSATION PAID BY THE COMPANY TO ITS NAMED EXECUTIVE OFFICERS ("SAY ON PAY VOTE")

        Pursuant to the Dodd-Frank Act, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

        Our executive compensation is discussed in further detail below under the caption "Executive Compensation—Compensation Discussion and Analysis," which, together with the sections following the Compensation Discussion and Analysis, includes information about the fiscal year 2016 compensation of our named executive officers, as well as a discussion of actions regarding executive compensation that were taken after December 31, 2016.

        We are asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement. This proposal, commonly known as a

"say-on-pay" proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote "FOR" the following resolution at our annual meeting:

  RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as disclosed in the Company's proxy statement for the 2017 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

        The say-on-pay vote is advisory and, therefore, not binding on the Board or on the Company; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" approval of Proposal 4—advisory approval of the compensation paid by the Company to our named executive officers.

PROPOSAL 5—ADVISORY VOTE ON THE FREQUENCY (EVERY ONE, TWO OR THREE YEARS) OF FUTURE SAY ON PAY VOTES

        Pursuant to the Dodd-Frank Act, we are also asking our stockholders to indicate, on an advisory basis, the frequency of future advisory votes on executive compensation. (In other words, how often a proposal similar to this year's Proposal No. 4 will be included in the matters to be voted on at the annual stockholders meeting.) The choices available under the say on pay rules are every one year, every two years, every three years, or to abstain. At the 2011 annual meeting, our stockholders indicated their preference for us to hold advisory votes on executive compensation once every three years, and the current frequency of our advisory votes on executive compensation is once every three years. The next scheduled advisory vote on executive compensation is scheduled to occur at the May 9, 2017 annual meeting of stockholders.

        Please mark your proxy card to indicate your preference on this Proposal or your abstention if you wish to abstain. If you fail to indicate your preference or abstention, your shares will be treated as though you chose to abstain on this Proposal.

        The frequency selected by the stockholders for conducting say on pay voting at the annual stockholders meetings will not be binding on the Board or on the Company, and stockholders are not voting to approve or disapprove the Board's recommendation. However, the frequency selected will be considered by the Board of Directors.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that you select once every THREE years in Proposal 5—the advisory vote on the frequency of future advisory stockholder votes on executive compensation under the say on pay rules.

OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, on your behalf in accordance with the Board's (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

  General

        The Board of Directors currently consists of six members. One of the nominees for election (Ms. Abraham) is a current member of the Board; and the other nominee, Mr. Noursalehi, is our President, Retail. Mr. Samuel A. Mitchell, who had served as a member of the Board since 2010, resigned in February 2017. The remaining five directors are expected to continue to serve their terms as described below. Assuming the election of both nominees at the Annual Meeting, the Board will consist of seven members. Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

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  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees. If any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The terms of office of the persons elected as Class III directors will continue until the 2020 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until their earlier incapacity, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

  Board Independence

        The Board has determined that a majority of our Board consists of independent members and will continue to consist of independent directors after the Annual Meeting. The Board has determined that each of our current directors is independent within the meaning of the Nasdaq director independence standards except for Patrick M. Byrne, who serves as our Chief Executive Officer, and Jonathan E. Johnson III, who serves as Chairman of the Board and President, Medici. Medici Ventures, Inc. is a wholly owned subsidiary of the Company. In addition, Mr. Johnson has previously served in a number of other executive positions with the Company. Saum Noursalehi, who is a nominee for election at the Annual Meeting and currently serves as our President, Retail, is also not independent.

        In reaching its determinations regarding the independence of the members of the Board, the Board considered the fact that Allison H. Abraham has no relationship with the Company except as a director and stockholder. With respect to Joseph J. Tabacco, Jr., the Board considered the fact that Mr. Tabacco's adult daughter works as an attorney for a law firm that has represented the Company in the past, and determined that Mr. Tabacco met the independence requirements. With respect to Barclay F. Corbus, the Board considered the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company in the past and determined that Mr. Corbus met the independence requirements. With respect to Mr. Mitchell, who resigned from the Board in February 2017, the Board considered the fact that Mr. Mitchell is a managing director of Hamblin Watsa Investment Counsel and a member of the investment committee, which manages the investment portfolios of Fairfax Financial Holdings Limited, which during 2016 was directly or indirectly the beneficial owner of approximately 12.6% of the Company's outstanding common stock, and determined that Mr. Mitchell met the independence standards. With respect to Dr. Kalyanam, the Board considered the fact that Dr. Kalyanam served as a consultant to the Company prior to and after his appointment as a director, and was paid $120,000 during 2015 by the Company for his consulting services, and determined that Dr. Kalyanam met the independence standards.

  Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company's website at http://investors.overstock.com. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below.

        Audit Committee.    The Board has a standing Audit Committee. During 2016 the Audit Committee consisted of Allison H. Abraham, who serves as Chair, Barclay F. Corbus, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham, Mr. Corbus, Mr. Mitchell and Mr. Tabacco is an "audit committee financial expert" as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an "audit committee financial expert" is described below under "Information Regarding Director Nominees and Other Directors." The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, and selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 52 of this proxy statement.

        Compensation Committee.    The Board also has a standing Compensation Committee. During 2016 the Compensation Committee consisted of Barclay F. Corbus, who serves as Chair, Allison H. Abraham, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is a non-employee and independent as described above. The Compensation Committee is responsible for approving salaries, incentives and other forms of compensation for our executive officers and certain other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 41 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Board also has a standing Nominating and Corporate Governance Committee. During 2016 the Nominating and Corporate Governance Committee consisted of Joseph J. Tabacco, Jr., who serves as Chair, Barclay F. Corbus, Allison H. Abraham, and Samuel A. Mitchell, each of whom is a non-employee and independent as described above. The Committee has authority to recommend Board nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board of Directors has historically participated in the consideration of director nominees.

  Board and Committee Meetings

        The Board held 13 meetings during 2016. The Audit Committee held seven meetings during 2016; the Compensation Committee held three meetings during 2016; and the Nominating and Corporate Governance Committee held one meeting during 2016. Each incumbent director other than Dr. Kalyanam attended at least 75% of the meetings of the Board and of the total number of meetings held by all committees of the board on which he or she served during 2016. The non-management members of the Board of Directors meet regularly in executive session without management present.

  Board Leadership Structure

        Patrick M. Byrne serves as our principal executive officer and as a member of the Board of Directors. Jonathan E. Johnson III, who is currently President, Medici and has previously served as our President and in other executive capacities with the Company, has served as Chairman of the Board since 2014. At the Annual Meeting, Mr. Johnson intends to step down as Chairman (but remain a member of the Board), and the Board intends to appoint Allison Abraham as Board Chair. We have not named a lead independent director. At December 31, 2016, the Board consisted of seven directors; five of whom were independent. Mr. Mitchell's resignation in February 2017 reduced the number of directors on the Board to six, four of whom are independent. We believe that our leadership structure is appropriate because the size of the Board and the composition of the Board permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current structure is serving the Company well at this time. Although Dr. Byrne previously served as both Chairman and Chief Executive Officer, the Board separated the roles of Chairman and Chief Executive Officer in 2014 based on its perceptions of the Company's best interests at the time, and the Board's intention to appoint Ms. Abraham as Chair is also based on the Board's perceptions of the Company's best interests. We do not have any procedures for deciding when to separate or combine these positions.

  Board Role in Risk Oversight

        The Board has delegated responsibility for oversight of risk management relating to compensation matters to the Compensation Committee, and for financial and other risk management to the Audit Committee, although the full Board remains involved in risk management. The Committees and the Board receive periodic reports from management regarding various aspects of the Company's risk management program. The manner in which the Board and Committees administer the oversight of risk management has not had any effect on the Board's leadership structure.

  Director Qualifications

        The Nominating and Corporate Governance Committee has developed the Company's Corporate Governance Principles ("Principles"), which have been adopted by the Board. The Principles set forth the Committee's belief that while there are no specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee, candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders. The Principles set forth the Committee's belief that diversity of viewpoint, professional experience and other individual qualities and attributes should be considered to the extent that they relate to the contribution a director is expected to make to the Board and the Company. The Committee periodically reviews the Principles, including the portion regarding diversity. The ability of a candidate to make independent analytical inquiries, the ability to understand the Company's business, and the willingness of a candidate to devote adequate attention and time to the duties of the Board, are all relevant to the qualifications of a candidate. The specific experience, qualifications, attributes or skills that led the Committee to the conclusion that each director should be a director in light of our business and structure are described under "Information Regarding Director Nominees and Other Directors," below.

  Identification and Evaluation of Nominees for Director

        The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well, and that the addition of Mr. Noursalehi to the Board will help to integrate his deep knowledge of the Company's retail business into the Board's oversight function. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

        Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual's name, qualifications, and the other information required by the Bylaws as described below in "Other Information—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.

        The Committee has not approved any nominee for inclusion on our proxy card for the 2017 Annual Meeting other than Allison H. Abraham who is a current member of the Board, and Saum Noursalehi, who is our President, Retail. We have not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee did not receive, by a date not later than the 120th calendar day before the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company's voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

  Communications with the Board

        The Board has adopted resolutions to provide a formal process by which stockholders may communicate with the Board. The process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company's headquarters at 799 W. Coliseum Way, Midvale, Utah 84047, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to one or more Board members. The determination whether a communication involves a matter appropriate for stockholder communications with the Board is made by the Chair of the Board or our General Counsel. Stockholders who desire to utilize the procedures described under "Other Information—Procedure for Submitting Stockholder Proposals" or "—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting" should read those sections and the applicable portions of our bylaws and follow the procedures described.

  Annual Meeting Attendance

        Our policy is that Board members should attend annual stockholders meetings if reasonably possible. All members of the Board attended the last annual stockholders meeting, which was held in May 2016.

  Code of Ethics

        We have adopted a code of business conduct and ethics that applies to all of our directors and employees. We will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 799 W. Coliseum Way, Midvale, Utah 84047.

  Policies and Procedures Regarding Related Party Transactions

        The Board has established a written policy and procedures for the review and approval or ratification of related party transactions. Under the Board's policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee's next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person's interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide the Audit Committee with all material information regarding the transaction, including information regarding the extent of the member's interest in the transaction, except that the Audit Committee may allow one or more members to participate in any approval or ratification of a related party transaction or potential related party transaction in which such member(s) is or may be a related person if the Audit Committee determines that doing so is in the best interests of the Company and its stockholders and informs the Board of Directors of any such approval. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

  Information Regarding Director Nominees and Other Directors

        Set forth below is certain information regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2017 Annual Meeting.

Class I Directors (Terms Expiring in 2018)

Name	Age	Position with the Company	Director Since
Patrick M. Byrne	53	Chief Executive Officer	October 1999
Barclay F. Corbus	49	None	March 2007
Jonathan E. Johnson III	50	President, Medici	May 2013

        Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer), subject to medical leaves of absence in 2013 and 2016, and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and July 2006 through April 2014. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Byrne should serve as a director in light of our business and structure were the following. Dr. Byrne has led the Company from revenues of approximately $1.8 million in 1999 to $1.8 billion for the year ended December 31, 2016. He has served as our Chief Executive Officer since 1999 (subject to medical leaves of absence in 2013 and 2016), and has also been directly in charge of marketing, merchandising and other senior executive management functions from time to time. In addition to being the Company's founder, largest stockholder and Chief Executive Officer, Dr. Byrne has led and continues to lead the development of the Company's evolving business model, and he is the Company's chief long-term strategic planner.

        Mr. Barclay F. Corbus has served as a Director of Overstock since March 2007. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and is the Chairman of the Compensation Committee. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master's Degree of Business Administration in Finance from Columbia Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Corbus should serve as a director in light of our business and structure were his substantial experience in finance, management, and strategic planning, as well as his experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives resulting from his work for Clean Energy Fuels Corp., WR Hambrecht + Co., and Donaldson, Lufkin and Jenrette.

        Mr. Jonathan E. Johnson III joined Overstock in September 2002 and has served as a Director since May 2013. Mr. Johnson currently serves as President, Medici. He has also served as Chairman of the Board of Directors since 2014, but intends to step down from that position at the Annual Meeting. He served as our President from July 2008 to February 2013, as our Acting Chief Executive Officer from February 2013 to April 2013, and as Executive Vice Chairman of the Board and Corporate Secretary from April 2013 to April 2014. Prior to his service as our President, Mr. Johnson served as our General Counsel and as our Vice President, Strategic Projects and Legal, and Senior Vice President, Corporate Affairs and Legal. Mr. Johnson holds a Bachelor's Degree in Japanese from Brigham Young University, studied for a year at Osaka University of Foreign Studies in Japan, and received his law degree from the J. Reuben Clark Law School at Brigham Young University. Mr. Johnson served on the Board of Governors of the Salt Lake Chamber of Commerce for many years. He serves on the executive committee of the Board of Trustees of the Utah Technology Council, the executive committee of the Board of Trustees of the Utah Foundation, the Board of Trustees of the University of Utah Hospital Foundation, the Board of Trustees of the Hale Center Theatre, and the Board of Directors of the National Museum of American Religion. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Johnson should serve as a director in light of our business and structure were his experience as our General Counsel, as our Vice President, Strategic Projects and Legal, as our Senior Vice President, Corporate Affairs, as our President, and as our Acting Chief Executive Officer.

 Class II Directors (Terms Expiring in 2019)

Name	Age	Position with the Company	Director Since
Kirthi Kalyanam	52	None	February 2015
Joseph J. Tabacco, Jr	68	None	June 2007

        Dr. Kirthi Kalyanam has served as Director of Overstock since February 2015. He is currently the J.C. Penney Research Professor and Director of the Retail Management Institute at the Leavey School of Business at Santa Clara University. He has also served as Faculty Director of the Executive MBA program, a visiting Professor at the Graduate School of Business at Stanford University, a guest faculty in the Stanford Executive MMP program, and Senior Vice President and Chief Marketing Officer of SpinCircuit Inc., a provider of supply chain integration services to the electronics industry. He received his Ph.D. in business administration from the Krannert School of Management, Purdue University. His research and expertise are in retailing, Internet and multi-channel marketing, quantitative marketing and the intersection of these areas. Dr. Kalyanam performs consulting services for several companies, including Overstock. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Kalyanam should serve as a director in light of our business and structure were his extensive expertise in in retailing, Internet and multi-channel marketing and quantitative marketing.

        Mr. Joseph J. Tabacco, Jr. has served as a Director of Overstock since June 2007. He is a member of the Audit Committee and the Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman DeValerio (formerly Berman DeValerio Pease Tabacco Burt & Pucillo). A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New York. Mr. Tabacco frequently lectures and authors articles on securities and antitrust law issues and is a member of the Advisory Board of the Institute for Consumer Antitrust Studies at Loyola University Chicago School of Law. Mr. Tabacco is also a former teaching fellow of the Attorney General's Advocacy Institute in Washington, D.C., and has served on the faculty of ALI-ABA on programs about U.S.-Canadian business litigation and trial of complex securities cases. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Tabacco should serve as a director in light of our business and structure were his extensive experience as a practicing attorney, litigating in the fields of securities fraud, corporate governance, general business litigation and antitrust litigation, including substantial litigation on behalf of investors, including public pension funds and other institutional investors as well as individual investors, in a wide variety of cases involving publicly traded companies, as well as his familiarity with state and federal competition laws and intellectual property rights.

Class III Directors (and Nominees for Election for Terms Expiring in 2020)

Name	Age	Position with the Company	Director Since
Allison H. Abraham	54	None	March 2002
Saum Noursalehi	38	President, Retail	N/A

        Ms. Allison H. Abraham has served as a Director of Overstock since March 2002 and is currently the President and Founder of The Newton School, a private, non-profit elementary and middle school located in Sterling, Virginia. She is a member of the Compensation Committee and Nominating and Corporate Governance Committee and is the Chair of the Audit Committee. Ms. Abraham managed her own consulting business from October 2001 to November 2008, and has served as a director of privately-held Precision Imaging, Inc. since November 2002. Previously, Ms. Abraham served as President and as a director of LifeMinders, Inc. from May 2000 until October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc. from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a Director of Shoppers Express. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master's Degree of Business Administration from the Darden School at the University of Virginia. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Abraham should serve as a director in light of our business and structure were Ms. Abraham's substantial marketing experience and experience running online marketing companies, including her marketing experience with American Express Travel Related Services, her marketing and management positions with Ameritech Corporation, her experience as Vice President of Sales and Marketing and subsequently as President, Chief Operating Officer and a director of Shoppers Express, her experience as Chief Operating Officer of iVillage Inc., and her experience as President and as a director of LifeMinders, Inc.

        Mr. Saum Noursalehi has served as our President since August 2016. He previously served as our chief revenue officer and as a senior vice president. Prior to his appointment as senior vice president in 2013, Mr. Noursalehi served as vice president of OLabs and held roles in website, mobile and search engine optimization. He was responsible for the creation of several core technologies for Overstock, including in-house search and recommendation engines, product sort algorithms, and a vendor application designed to optimize product content. He also spearheaded the implementation of automated email campaigns based on customer behavior. Additionally, he led a full redesign of both the desktop and mobile websites, and oversaw the development of Overstock's mobile apps, which have won five consecutive Mobile Web Awards for Best Retail App from the Web Marketing Association. Mr. Noursalehi joined Overstock in 2005 as a software engineer. Before joining Overstock, Noursalehi worked at the Utah Administrative Office of the Courts, Brooks Automation, and technology startup Infopia. Mr. Noursalehi received a Bachelor's Degree in Computer Science from the University of Utah, has been profiled in publications such as Wired, and was a recipient of the 2015 Utah Business Forty Under 40 award honoring Utah's top up-and-coming professionals. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Noursalehi should serve as a director in light of our business and structure were his combined deep expertise in our technology and marketing strategy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2016 were Barclay F. Corbus (Chair), Allison H. Abraham, Joseph J. Tabacco, Jr. and Samuel A. Mitchell. During 2016:

  •
  none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

  •
  none of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

  •
  none of the Company's executive officers served on the compensation committee or other board committee performing equivalent functions or as a member of the board of directors of another entity, one of whose executive officers served on the Company's Board or Compensation Committee or other board committee performing equivalent functions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

        The Compensation Committee administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our named executive officers identified in the Summary Compensation Table below (the "Named Executive Officers"), for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs other than medical benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

        The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and also acts from time to time by written consent. The Compensation Committee reports on its activities and makes recommendations at meetings of the Board. The Compensation Committee reviews comparative executive compensation information from other public companies, approves executive salaries, approves awards under incentive/bonus plans, and administers the Company's 2005 Equity Incentive Plan. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals and succession planning. During 2016, our Chief Executive Officer (Dr. Byrne) (our "CEO"), our President, our Senior Vice President, Finance and Risk Management, our Senior Vice President, People and Customer Care, our Senior Vice President, Technology, and other executive officers made recommendations and participated in compensation discussions concerning executive officers. The Compensation Committee does not have the power to delegate any of its authority to any other person. Our CEO does not participate in any Compensation Committee deliberations regarding his compensation, but, as he has done for the last few years, informed the Committee prior to its deliberations that he would not accept any bonus payment and would not accept a salary of more than $100,000. Our compensation arrangements with one of our Named Executive Officers, Mitchell L. Edwards, who served as our Acting CEO during a portion of 2016, are described separately below.

2014 Say on Pay Vote and 2011 Say on When Vote

        At the 2014 annual stockholders meeting our stockholders voted, on an advisory basis, to approve our executive compensation. The Compensation Committee was aware of the results of the advisory vote in 2016 when it made compensation decisions. In approving executives' 2016 compensation, while the Compensation Committee viewed the favorable vote as validation of our executive compensation, the Compensation Committee's awareness of the advisory vote did not affect the Committee's decisions regarding 2016 compensation. The Compensation Committee intends to consider the results of the 2017 say on pay vote in future compensation decisions.

        At the 2011 annual stockholders meeting the stockholders voted, on an advisory basis, to approve the Board's recommendation that future advisory votes regarding our executive compensation be held once every three years. We will hold another "say on pay" vote as well as another "say on when" vote at the upcoming annual meeting.

Compensation Objectives

        Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives' cash compensation should generally be at levels that are sufficient to retain the services of the executives, but that our executives' opportunities for more significant compensation should be tied closely to our performance.

        The objectives of our executive compensation plans and programs are to:

  •
  Emphasize the enhancement of the long-term economic value of the Company;

  •
  Retain the senior executives; and

  •
  Deliver the total executive compensation package in a cost-effective manner.

        Our executive compensation policy is designed to reward decisions and actions that have a positive effect on our financial performance and long-term stock value, and to balance short-term and long-term goals. Since 2008 our approach to equity awards has been to make an annual grant of restricted stock units ("RSUs") in an effort to create an equity awards system that will have long-term motivational effects tied directly to our stock price, subject to compliance with the vesting requirements. We believe that annual RSU grants, with multi-year vesting requirements, made over a number of years, should have the desired effect of providing appropriate incentives tied to the market price of the common stock over a long period of time, without encouraging short-term or inappropriate management decisions.

        In 2016 we concluded that the broad-based bonus pool approach we had used in prior years was not providing adequate incentives to key employees. Consequently, in 2016, in lieu of a Company-wide bonus pool plan, we offered specific bonus opportunities to selected employees for achieving specific objectives. Please see "—Executive Compensation Action Taken After Year-End" below, for more information about our recent changes to our approach to our bonus plan.

        The Compensation Committee and management, including the Named Executive Officers, believe that the best way to provide significant incentive compensation to the Named Executive Officers is through equity awards under our equity incentive plan, as described below.

        The accounting and tax treatment of particular forms of compensation generally do not affect the Compensation Committee's compensation decisions.

Employment Agreements

        None of our Named Executive Officers has an employment or severance agreement. However, during 2016 we implemented an executive retention plan in which some of our Named Executive Officers were participants. The plan terminated December 31, 2016 and we have not replaced it. See "Severance and Change of Control Arrangements."

Retirement Benefits

        We do not offer any pension plan or other retirement benefits except a 401(k) plan and a nonqualified deferred compensation plan for senior management. At December 31, 2016 none of our Named Executive Officers participated in the nonqualified deferred compensation plan.

Role of Compensation Consultants

        During 2016 neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant.

Elements of Compensation

        The elements of total compensation for which our Named Executive Officers other than our CEO were eligible during 2016 were as follows:

  •
  Base salary;

  •
  Cash bonuses based on their successful achievement of specific projects identified by senior management;

  •
  Awards under our 2005 Equity Incentive Plan;

  •
  Matching contributions under our 401(k) plan;

  •
  Benefits under our health, welfare and supplemental disability benefits plans; and

  •
  Benefits under our Nonqualified Deferred Compensation Plan.

        Each of these elements is discussed below.

        Our CEO.    In 2016, our CEO Dr. Byrne informed the Compensation Committee that he would not accept any award under our 2005 Equity Incentive Plan, any bonus, or any other compensation other than his salary of $100,000 annually. Prior to 2011, our CEO had never accepted a salary. He has never participated in any of our bonus plans or otherwise received any bonus.

        Our Acting CEO.    On April 11, 2016, our CEO Dr. Byrne began an indefinite personal leave of absence for medical reasons, and our then Senior Vice President and General Counsel, Mitchell L. Edwards, was named acting Chief Executive Officer. Mr. Edwards' 2016 compensation arrangement permitted him to select a combination of cash and a single grant of restricted stock units with a combined total value of $1 million. On or about May 10, 2016 Mr. Edwards selected and the Compensation Committee granted to him a restricted stock unit ("RSU") grant of 29,586 RSUs having a grant date value of approximately $457,000. The RSUs were to vest on March 1, 2017, provided Mr. Edwards remained employed by the Company until such date, but subject to accelerated vesting upon any of the following: (1) a change in control of the Company, (2) the Company's termination of Mr. Edwards' employment without cause, or (3) a decrease in Mr. Edwards' responsibilities from those of Acting Chief Executive Officer, provided that if any such decrease in responsibilities occurred during 2016, the acceleration of vesting was to occur on January 1, 2017, subject to Mr. Edwards remaining employed by the Company until such date. On July 27, 2016, Dr. Byrne resumed his position as Chief Executive Officer and Mr. Edwards resigned from his positions as acting Chief Executive Officer and

General Counsel. On or about September 7, 2016 the Compensation Committee accelerated the vesting of all of Mr. Edwards' RSUs. Mr. Edwards subsequently left the Company.

        Base Salary.    The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually, and are generally set annually. Salaries for the Named Executive Officers (other than Mr. Edwards) for 2016 were set in March 2016. Salaries for 2016 were maintained at the 2015 rates for each of Dr. Byrne, Mr. Johnson, Mr. Hughes, Mr. Edwards, Mr. Wilkins and Ms. Simon. Salaries for 2016 were increased for Mr. Noursalehi from $300,000 to $325,000 because of his increased duties as Senior Vice President, Product Development; and for Ms. Malaszenko from $260,000 to $300,000 because of her increased duties as Senior Vice President, Marketing. Mr. Noursalehi's salary was increased again in August 2016 to $400,000 as a result of his increased duties as President, Retail; and Mr. Johnson's salary was increased in August 2016 from $300,000 to $350,000 because of his additional duties as President, Medici.

        2016 Bonus Payments.    In 2016 we concluded that the broad-based bonus pool approach we had used in prior years, which was intended to provide an annual cash incentive to a large group of employees including the Named Executive Officers, was not providing adequate incentives to key employees. Consequently, in 2016, in lieu of a Company-wide bonus pool plan, we offered specific bonus opportunities to selected employees for achieving specific objectives. As described in the Summary Compensation Table, only two of our Named Executive Officers received any bonus payment ($50,000 each) relating to 2016.

        2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2012 and is being submitted to the stockholders for re-approval at the upcoming annual meeting (see proposal 3). It provides for the grant of awards, including qualified and non-qualified stock options to purchase shares of our common stock. Options granted under the plan were granted at a per share exercise price which was not less than 100% of the fair market value of the underlying shares on the date that the option was granted. Accordingly, options granted under the plan had no intrinsic value unless the market price of our common stock increased after the date of grant. We have not granted any options since 2008.

        The plan also provides for the grant of restricted stock awards and other types of awards, although prior to 2008 we had not made any such awards. The plan is designed to provide incentive compensation that aligns management's financial interests with those of our stockholders and encourages management ownership of our common stock. Beginning in 2008, the Compensation Committee has approved annual grants of RSUs under the plan. The Compensation Committee determines the number of RSUs to be granted to key employees, including Named Executive Officers, based on a recommendation of management including the active participation during 2016 of the CEO and the President, by determining the aggregate amount the Committee considers appropriate for the entire group and allocating the awards on the basis of management's recommendation and the Compensation Committee's subjective views of the relative ability of key employees or groups of key employees to make positive contributions to the Company. Prior to 2014, we generally made equity grants to key employees, including Named Executive Officers, annually at a regularly scheduled Compensation Committee meeting typically held in late January or early February of each year. In 2016, we made these equity grants in late March. We have not otherwise adopted any specific policy regarding the amount or timing of any stock-based compensation for employees under the plan, although the aggregate amount of the equity grants to employees in recent years has generally been a number of shares approximately equal to 1-2% of the number of shares outstanding, and the annual grant typically occurs during the first half of the year. We have never backdated or repriced options or any other equity award. The aggregate grant date fair value of equity-based awards is set forth in the Summary Compensation Table. Information concerning the number of options and RSUs held by each

Named Executive Officer as of December 31, 2016 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table. With the changes we made in 2013-2016 to our bonus plans and the additional changes we made in 2017, the annual RSU grants to our Named Executive Officers have been the most significant incentive compensation arrangement we utilize.

        401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2016 we made 100% matching contributions on the first 6% of eligible compensation deferred by employees. Such matching amounts vested immediately. We did not make any profit sharing contributions in 2016. The amounts of the matching contributions to our Named Executive Officers are included in the "All Other Compensation" column of the Summary Compensation Table. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

        Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. We also provide supplemental disability insurance for our senior management team members, including the Named Executive Officers. Except for the supplemental disability insurance, our employee benefits plans are provided on a non-discriminatory basis. The amounts of the supplemental disability insurance premium payments we make for the benefit of our Named Executive Officers are included in the "All Other Compensation" column of the Summary Compensation Table.

        Nonqualified Deferred Compensation Plan.    We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan, which is described in more detail below, allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We have never made any discretionary contributions to participants' accounts. At December 31, 2016 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

        Why We Pay these Elements of Compensation; How We Determine the Amounts; and Interrelationships of these Elements.    The main elements of compensation potentially available to our Named Executive Officers (other than our Chief Executive Officer) for 2016 were base salary and RSU grants, with the possibility of bonus payments for achieving specific objectives. The three elements operate independently of one another. Each year the Compensation Committee considers the value of each component and the total value of the compensation package being provided to each of the Named Executive Officers, as well as the history of each officer's compensation package. The base salaries we paid the Named Executive Officers during 2016 were paid in order to retain the services of those executives. In setting 2016 salaries for the Named Executive Officers, the Compensation Committee reviewed the history of each Named Executive Officer's salary, bonuses and equity-based grants in prior years. The Compensation Committee did not benchmark the 2016 salaries, but reviewed 2014 cash compensation data we obtained from public filings with the SEC for each of HealthEquity, Inc., Headwaters, Inc., Myriad Genetics, Inc., Nu Skin Enterprises, Inc., Sportsman's Warehouse Holdings, Inc. and USANA Health Sciences, Inc., each of which is a publicly-traded company based in Utah with 2014 revenues ranging from approximately $88 million to $2.6 billion (the "Utah Companies"). We selected these six companies because we believe that public companies based in Utah are likely competition for our executives. The Compensation Committee also reviewed 2014 cash compensation data from each of IAC/InterActiveCorp, Netflix, Inc., 1-800-FLOWERS.COM, Inc., Wayfair, Inc. and Amazon.com, Inc., each of which is or was a publicly held company with a significant retail e-commerce business (the "Internet Retail Companies"). We selected these five companies because they are publicly-traded Internet retailers that are either competitors or have revenues comparable to ours.

        Except as described above under "Our Acting CEO," the Compensation Committee granted RSUs to our Named Executive Officers and other key employees in March 2016 to provide long-term incentive compensation tied directly to the price of the Company's common stock. The grants were intended to have a retention effect, as they vest in equal annual increments over a three-year period. They were also intended to provide reasonable incentives tied to the price of the Company's common stock, which the Compensation Committee believes to be in the best interests of stockholders generally.

        The two Named Executive Officers who received a bonus payment in 2016 each received a $50,000 bonus for their multi-year efforts in the successful settlement in early 2016 of our long-running litigation against a number of broker-dealers.

        We provide the 401(k) plan and the health and welfare benefits to help make our overall compensation packages more attractive to all our employees, including our Named Executive Officers.

        Risks of Our Compensation Policies and Practices.    We periodically analyze and evaluate risks arising from our compensation policies and practices, and have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Nonqualified Deferred Compensation Plan

        We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are permitted to select from a limited number of investment alternatives available under the Plan. Under the terms of the Deferred Compensation Plan, eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. We have never paid any above-market or preferential earnings on any compensation deferred under the Deferred Compensation Plan. At December 31, 2016 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

Executive Compensation Action Taken After Year-End

        The Compensation Committee did not take any action relating to 2016 compensation of any Named Executive Officer after December 31, 2016.

        On February 2, 2017 the Compensation Committee set 2017 salaries and approved restricted stock unit grants under the Company's 2005 Equity Incentive Plan to officers of the Company, including the Named Executive Officers as summarized below. The Compensation Committee also approved a bonus plan for 2017, but officers at the senior vice president level and above are not eligible to participate in the bonus plan and consequently none of the Named Executive Officers is expected to be eligible to participate in the plan. Although the Named Executive Officers are not expected to be eligible for any bonuses relating to 2017, it is possible that one or more of them may receive a bonus for completion of a specific objective. However, we have no plans for any such bonus opportunities for any of our Named Executive Officers at the date of this proxy statement.

Name and Title	2017 Salary	Restricted Stock Unit Grant(1)
Patrick M. Byrne	$100,000	20,000
Robert P. Hughes	$300,000	15,000
Saum Noursalehi	$400,000	32,500
Jonathan E. Johnson III	$350,000	10,000

(1)
Restricted stock unit grants are made pursuant to the Company's 2005 Equity Incentive Plan and will vest in three equal annual increments. Figures shown are the number of units/shares.

Timing of Equity Awards

        We did not grant any stock options to any of our Named Executive Officers during 2016. We do not have any program, plan or practice to time option grants, RSU awards or any other equity awards to our Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company's Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. The Compensation Committee may approve equity awards shortly before or after the public release of financial results or other material information, because the Compensation Committee holds its meetings in connection with the Board meetings, not because of a program, plan or practice to time option grants or other equity awards. We also do not set the grant date of any equity awards to new executives in coordination with the release of material non-public information, and we have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

Severance and Change of Control Arrangements

        None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement although we do sometimes make severance payments. During 2016 we implemented a short term executive retention plan; however, the retention plan expired December 31, 2016. The executive retention plan is discussed below under "Potential Payments Upon Termination or Change of Control." Our executive officers hold RSUs, issued under our 2005 Equity Incentive Plan, and the vesting of such awards may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that if a merger or change of control (as defined in the plan) occurs, outstanding awards will be assumed by the successor or an equivalent award will be substituted, or the award will vest and the participant will have the right to exercise the award. The 2005 Equity Incentive Plan also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise. In addition, as described above, our Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer, and at December 31, 2016 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

Security Ownership Requirements

        We do not have any policy requiring our Named Executive Officers or directors to own any specified amount of our common stock. Our CEO beneficially owns approximately 26.6% of our common stock.

Hedging Policy

        We have a policy prohibiting directors, officers and other employees and members of their immediate families from engaging in short sales of our stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of our securities.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2017 proxy statement and in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Barclay F. Corbus (Chair)
Allison H. Abraham
Joseph J. Tabacco, Jr.

Compensation Paid to Executive Officers

        The following table sets forth information for the three years ended December 31, 2016 concerning the compensation for services in all capacities to the Company and its subsidiaries of (i) both persons who served as our principal executive officer at any time during 2016, (ii) our principal financial officer, (iii) our other three most highly compensated executive officers who were serving as such at December 31, 2016, and (iv) two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers at December 31, 2016. We refer to these individuals throughout this proxy statement as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards(1) ($)	Non-equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)		Total ($)
Officers Remaining with the Company
Patrick M. Byrne	2016	$81,539	—	—	—	$4,662		$86,201
Chief Executive Officer and	2015	$100,385	—	$247,400	—	—		$347,785
Director (principal	2014	$100,000	—	$257,310	—	—		$357,310
executive officer)
Robert P. Hughes	2016	$300,003	—	$216,150	—	$23,608		$539,761
Senior Vice President, Finance	2015	$301,155	—	$185,550	$5,377	$21,286		$513,368
and Risk Management	2014	$300,000	—	$214,425	$4,402	$21,136		$539,963
(principal financial officer)			—
Saum Noursalehi	2016	$351,058	—	$288,200	—	$19,105		$658,363
President, Retail(4)	2015	$301,155	—	$185,550	$5,377	$20,347	(4)	$512,429
Jonathan E. Johnson III	2016	$321,539	$50,000	$216,150	—	$26,461		$614,150
President, Medici and	2015	$307,308	—	$185,550	$5,487	$27,148		$525,493
Chairman of the Board(5)	2014	$350,000	—	$257,310	$5,136	$27,323		$639,769
Officers No Longer with the Company
Stormy D. Simon	2016	$226,154	$50,000	$576,400	—	$692,000		$1,544,554
Former President and	2015	$395,385	—	$494,800	$7,059	$19,976		$917,220
Director(6)	2014	$350,000	—	$257,310	$5,136	$21,008		$633,454
Mitchell L. Edwards	2016	$518,885	—	$450,003	—	$48,079		$1,016,967
Former Acting Chief
Executive Officer and
General Counsel(7)
Natalie A. Malaszenko	2016	$306,001	—	$216,150	—	$298,279		$820,429
Former Senior Vice President
Marketing(8)
Alec S. Wilkins	2016	$283,847	—	$216,150	—	$323,592		$823,589
Former Senior Vice President
and Chief Architect(9)

(1)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718.

(2)
Non-equity Incentive Plan Compensation was paid under our 2015 and 2014 annual bonus pool plans. Non-equity Incentive Plan Compensation shown for 2014 was paid in February 2015 and relates to 2014. Non-equity Incentive Plan Compensation shown for 2015 was paid in February 2016 and relates to 2015. No non-equity Incentive Plan Compensation was paid for 2016.

(3)
Amounts shown include Company-provided 401(k) matching contributions. We made 100% matching contributions on the first 6% of eligible compensation deferred by employees in 2014, 2015 and 2016. All Other Compensation for 2016 includes the Company's 401(k) contributions during 2016 in the following amounts: Dr. Byrne: $4,662; Mr. Hughes: $15,900; Mr. Noursalehi: $15,900; Mr. Johnson: $15,900; Ms. Simon: $15,420; Mr. Edwards: $15,900; Ms. Malaszenko: $15,900; and Mr. Wilkins: $12,046. All Other Compensation for 2016 also includes the premiums paid by the Company for supplemental disability insurance during 2016 in the following amounts: Dr. Byrne: $0; Mr. Hughes: $5,386; Mr. Noursalehi: $2,719; Mr. Johnson: $4,398; Ms. Simon: $2,718; Mr. Edwards: $0; Ms. Malaszenko: $444 and Mr. Wilkins: $2,823.

(4)
Mr. Noursalehi was not a Named Executive Officer during 2014; consequently information for 2014 is not included.

(5)
Mr. Johnson was not a Named Executive Officer in 2015; however, we disclosed his 2015 compensation information in the 2015 Director Compensation Table and have included it in this summary compensation table. The $50,000 bonus Mr. Johnson received was a success bonus for leading litigation which the Company settled in January 2016. The bonus was paid on February 2, 2016. All Other Compensation for Mr. Johnson also includes $3,950 we paid for his membership in the Young Presidents Association, $541 we paid for his Utah State Bar dues and $430 we paid for his California bar dues.

(6)
Ms. Simon resigned as President on July 25, 2016 and resigned as a member of the Board on September 30, 2016. All Other Compensation for Ms. Simon includes a severance payment of $325,000, the value of the acceleration of 19,759 restricted stock units on September 30, 2016 of $302,708, and a paid time off payout of $46,154. The grant date value of the accelerated restricted stock units was also previously reported in the years in which the grants were made. The $50,000 bonus Ms. Simon received was a success bonus for helping with litigation which the Company settled in January 2016. The bonus was paid on February 2, 2016.

(7)
Mr. Edwards resigned from his positions as acting Chief Executive Officer and General Counsel on July 27, 2016. All Other Compensation for Mr. Edwards includes a paid time off payout of $30,510. Mr. Edwards was not a Named Executive Officer prior to 2016; consequently information for 2014 and 2015 is not included.

(8)
Ms. Malaszenko resigned effective January 3, 2017. All Other Compensation for Ms. Malaszenko includes a severance payment of $254,264 paid on January 13, 2017 and a paid time off payout of $22,367. Ms. Malaszenko was not a Named Executive Officer prior to 2016; consequently information for 2014 and 2015 is not included.

(9)
Mr. Wilkins resigned from his positions as Senior Vice President and Chief Architect on August 1, 2016 and resigned from the Company effective December 10, 2016. All Other Compensation for Mr. Wilkins includes a severance payment of $273,974 and a paid time off payout of $34,618. Mr. Wilkins was not a Named Executive Officer prior to 2016; consequently information for 2014 and 2015 is not included.

        The material factors necessary to understand the summary compensation table above and the grants of plan-based awards table below are described above in the Compensation Discussion and Analysis and in the footnotes to the Summary Compensation Table.

Grants of Plan-Based Awards

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2016.

 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date For Equity-Based Awards	All Other Stock Awards: Number of Shares of Stock or Units(1)	Grant Date Fair Value of Stock Awards(2)
Officers Remaining with the Company
Patrick M. Byrne(3)	—	—	$—
Robert P. Hughes	March 24, 2016	15,000	$216,150
Saum Noursalehi	March 24, 2016	20,000	$288,200
Jonathan E. Johnson III	March 24, 2016	15,000	$216,150
Officers No Longer with the Company
Stormy D. Simon	March 24, 2016	40,000	$576,400
Mitchell L. Edwards	May 10, 2016	29,586	$450,003
Natalie A. Malaszenko	March 24, 2016	15,000	$216,150
Alec S. Wilkins	March 24, 2016	15,000	$216,150

(1)
Amounts reported relate to RSU grants under our 2005 Equity Incentive Plan, all of which were made on March 24, 2016 except the award to Mr. Edwards, which was made on May 10, 2016. See "—Elements of Compensation—Our Acting CEO," and "—2005 Equity Incentive Plan," above.

(2)
The amounts represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718. The fair market value of the shares on the grant date was $14.41 per share for all Named Executive Officers except Mr. Edwards. The fair market value of the shares on the grant date for Mr. Edwards was $15.21 per share. All the awards except the award to Mr. Edwards vest in three equal annual increments on the first three anniversaries of the applicable grant date. The award to Mr. Edwards vested completely on September 9, 2016.

(3)
Dr. Byrne declined any equity award relating to 2016.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards(2)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(4)	Award Grant Date
Officers Remaining with the Company
Patrick M. Byrne	—	—	—	—	3,000	$52,500	01/28/14
	—	—	—	—	6,667	$116,672	04/07/15
Robert P. Hughes	—	—	—	—	2,500	$43,750	01/28/14
	—	—	—	—	5,000	$87,500	04/07/15
	—	—	—	—	15,000	$262,500	03/24/16
Saum Noursalehi	—	—	—	—	2,500	$43,750	01/28/14
	—	—	—	—	5,000	$87,500	04/07/15
	—	—	—	—	20,000	$350,000	03/24/16
Jonathan E. Johnson III	40,000	—	17.08	02/07/17	—	—	02/07/07
	—	—	—	—	3,000	$52,500	01/28/14
	—	—	—	—	5,000	$87,500	04/07/15
	—	—	—	—	15,000	$262,500	03/24/16
Officers No Longer with the Company
Stormy D. Simon(5)	—	—	—	—	—	—
Mitchell L. Edwards(6)	—	—	—	—	—	—
Natalie A. Malaszenko(7)	—	—	—	—	1,950	$34,125	04/07/15
	—	—	—	—	15,000	$262,500	03/24/16
Alec S. Wilkins(8)	—	—	—	—	—	—

(1)
Awards shown in this table consist of option and RSU grants under the Company's 2005 Equity Incentive Plan.

(2)
Grant dates are shown under "Award Grant Date." Options vested over the first four years of the option term at a rate of 28% at the end of the first year and 2% per month thereafter.

(3)
Grant dates are shown under "Award Grant Date." RSUs awarded during 2016, 2015 and 2014 vest over a three-year period commencing on the date of grant in three equal annual increments.

(4)
Market values have been computed by multiplying the closing market price of the stock on December 30, 2016, which was $17.50, by the number of shares or units.

(5)
Ms. Simon resigned prior to December 31, 2016. All outstanding awards expired upon her resignation.

(6)
Mr. Edwards resigned prior to December 31, 2016. All outstanding awards, if any, expired upon his resignation.

(7)
Ms. Malaszenko resigned effective January 3, 2017. All outstanding awards expired upon her resignation.

(8)
Mr. Wilkins resigned prior to December 31, 2016. All outstanding awards, if any, expired upon his resignation.

Option Exercises and Stock Vested in 2016

        The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Awarded on exercise	Number of Shares Acquired on Vestings (#)	Value Realized on Vestings(1)($)
Officers Remaining with the Company
Patrick M. Byrne	—	—	11,583	$136,956
Robert P. Hughes	—	—	7,250	$87,085
Saum Noursalehi	—	—	7,250	$87,085
Jonathan E. Johnson III	—	—	10,750	$125,045
Officers No Longer with the Company
Stormy D. Simon	40,000	$75,022	33,925	$479,182
Mitchell L. Edwards	—	—	29,586	$457,104
Natalie A. Malaszenko	—	—	975	$14,430
Alec S. Wilkins	—	—	3,816	$51,488

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company's common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Nonqualified Deferred Compensation Plan

        The following table sets forth information concerning our nonqualified deferred compensation plan for senior management. The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. Participants are permitted to select from a limited number of investment alternatives, which are identified below. The investment alternatives were selected by the Company. A participant may change his or her selection of investment funds no more than six times each year. Eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Subject to plan restrictions and subject to prior distribution as a result of retirement, separation from service for other reasons, disability or death, and subject to other restrictions, each participant designates the timing of his or her distributions and whether payment is to be made in a lump sum or in equal annual installments over a period of up to five years. Subject to various restrictions, a participant may periodically change the timing of his or her distributions. At December 31, 2016 none of our Named Executive Officers participated in the Deferred Compensation Plan.

 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2016 ($)(1)	Registrant Contributions in 2016 ($)	Aggregate Earnings in 2016 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2016 ($)(1)
Officers Remaining with the Company
Patrick M. Byrne	$—	$—	$—	$—	$—
Robert P. Hughes	$—	$—	$—	$—	$—
Saum Noursalehi	$—	$—	$—	$—	$—
Jonathan E. Johnson III	$—	$—	$—	$—	$—
Officers No Longer with the Company
Stormy D. Simon	$—	$—	$(1,159)	$17,502	$—
Mitchell L. Edwards	$—	$—	$—	$—	$—
Natalie A. Malaszenko	$—	$—	$—	$—	$—
Alec S. Wilkins	$—	$—	$—	$—	$—

(1)
All of the 2016 contributions, and none of the 2016 earnings, are reported in the 2016 Summary Compensation Table as compensation. Of the amounts reported in the aggregate balance at December 31, 2016, all of the prior years' contributions were reported in the Summary Compensation Table as compensation for previous years. The 2016 aggregate earnings were calculated based on the actual return on the following funds or securities: American Century Equity Income Fund (actual return: 19.49%); Columbia Acorn International (actual return: –2.28%); Fidelity Balanced Fund (actual return: 7.01%); Fidelity Contra Fund (actual return: 3.37%); Fidelity Low Price Stock Fund (actual return: 8.79%); Fidelity Prime Money Market Institutional Fund (actual return: 0.52%); First American Government Obligations (actual return: 0.01%); Oppenheimer Developing Markets Fund (actual return: 0.74%); PIMCO Total Return Fund (actual return: 2.60%); Vanguard 500 Index Fund (actual return: 11.82%); and Overstock.com, Inc. Common Stock (actual return: 58.20%).

COMPENSATION OF DIRECTORS

        During 2016 we paid our non-employee directors annual cash fees at the rate of $60,000 annually, with payments on a quarterly basis, as we have done every year since 2008, except for 2012, when the independent directors volunteered to decrease their cash fees for the year to $50,000. In 2017 we will increase the non-employee directors' annual cash fees to $75,000 annually, paid quarterly. We also grant RSU awards to our non-employee directors annually, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2016 we granted RSUs to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units(1)	Closing Price of Common Stock on Date
Allison H. Abraham	May 10, 2016	5,000	$15.21
Barclay F. Corbus	March 24, 2016	5,000	$14.41
Kirthi Kalyanam	March 24, 2016	5,000	$14.41
Samuel A. Mitchell(2)	March 24, 2016	5,000	$14.41
Joseph J. Tabacco, Jr.	March 24, 2016	5,000	$14.41

(1)
The RSUs vest over a three-year period in three equal annual increments on the first, second, and third anniversaries of the grant date.

(2)
Mr. Mitchell resigned from the Board on February 6, 2017 and forfeited all outstanding RSUs.

        None of our directors or director nominee has any agreement or arrangement with any third party that relates to compensation or other payment in connection with that person's candidacy or service as a director of the Company. The Board's determination of the compensation that non-employee directors receive has two components. The first is the amount of time and effort the directors are required to devote to the Company's business. In making this evaluation, the Board takes into account that four of the five independent non-employee members of the Board during 2016 were also members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, and considers the time and effort the independent directors devote to their Board and committee responsibilities. The second component is the Board's perception of the approximate value of the grant of the RSUs, based on the recent and historical market values of the underlying common stock, and considering the restricted nature of the grants. The Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company. On an annual basis, the Company's Chairman and Chief Executive Officer have historically made recommendations regarding the RSU grants, and the Board members have discussed the proposals. None of the Board, any committee of the Board or the Company has retained any consultant or other advisor to make recommendations or otherwise be involved in decisions regarding the compensation of the non-employee directors.

        We have a Non-Employee Directors Nonqualified Deferred Compensation Plan, which allows directors to defer receipt of compensation otherwise payable to them under our existing compensation plans. The terms of the Non-Employee Directors Nonqualified Deferred Compensation Plan are substantially the same as those of our Nonqualified Deferred Compensation Plan for senior management. To date, none of our directors has elected to participate in the Non-Employee Directors Nonqualified Deferred Compensation Plan.

        The following table sets forth the compensation paid to or accrued by the Company with respect to each non-employee member of the Board of Directors during the year ended December 31, 2016. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	All Other Compensation ($)	Total ($)
Allison H. Abraham	$60,000	$76,050	—	—	$136,050
Barclay F. Corbus	$60,000	$72,050	—	—	$132,050
Kirthi Kalyanam	$60,000	$72,050	—	—	$132,050
Samuel A. Mitchell(3)	$60,000	$72,050	—	—	$132,050
Joseph J. Tabacco, Jr.(4)	$110,000	$72,050	—	—	$182,050

(1)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of restricted stock awards granted to non-employee members of our Board of Directors, determined in accordance with FASB ASC Topic 718. Each non-employee director received a single grant of 5,000 RSUs. All of the grants were made on March 24, 2016 except for the grant to Ms. Abraham, which was made on May 10, 2016. At December 31, 2016, the number of RSUs held by each non-employee director was as follows: Ms. Abraham: 8,501; Mr. Corbus: 8,501; Dr. Kalyanam: 7,334; Mr. Mitchell: 8,501; and Mr. Tabacco: 8,501.

(2)
No stock option awards were granted to non-employee members of our Board of Directors during 2016. At December 31, 2016, the number of options held by each non-employee director was as follows: Ms. Abraham: 5,000; Mr. Corbus: 15,000; Dr. Kalyanam: 0; Mr. Mitchell: 0; and Mr. Tabacco: 0.

(3)
Mr. Mitchell resigned from the Board on February 6, 2017 and forfeited all outstanding RSUs.

(4)
In addition to $60,000 in director's fees, Mr. Tabacco was paid $50,000 for serving as chair of a special committee of the Board.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Termination—2016 Executive Retention Plan

        On July 27, 2016, the Board approved a short-term executive retention plan (the "Retention Plan") covering all of the Company's Senior Vice Presidents and Mr. Noursalehi. The Retention Plan provided for severance benefits for participants who were involuntarily terminated without "cause" during the term of the Retention Plan, which expired December 31, 2016. We did not make any payments pursuant to the Retention Plan and we have not adopted any replacement plan for the expired Retention Plan. Severance payments we actually paid to Named Executive Officers are shown in the Summary Compensation Table and in the second table below. For our other Named Executive Officers who were participants in the Retention Plan, the amount shown is the amount the Named Executive Officer could have received upon a qualifying termination occurring immediately prior to the expiration of the Retention Plan on December 31, 2016.

        Upon a qualifying termination under the Retention Plan, each participant was eligible to receive a lump sum payment equal to the participant's annual base salary and to vest in any portion of the participant's then unvested restricted stock unit awards scheduled to vest in the twelve months following the participant's termination date. Participants were to be required to execute a release in favor of the Company in exchange for receiving any Retention Plan benefits.

Acceleration upon change of control

        No Named Executive Officer is entitled to any payment or accelerated benefit in connection with a change of control of the Company, or a change in his or her responsibilities following a change of control, except for potential accelerated vesting of stock options and RSUs granted under our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan has complex definitions of "change of control" and resigning for "good reason." Generally speaking, a change of control occurs if (i) we sell or liquidate all or substantially all of our assets; (ii) with certain exceptions, someone, including a group, acquires beneficial ownership of 50% or more of our stock; (iii) a change in the composition of our Board occurs within a one-year period, resulting in less than a majority of our directors being persons approved by existing directors; or (iv) any merger or consolidation of the Company occurs with any other corporation, other than one resulting in the voting securities of the Company prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power of the Company or such surviving entity or its parent after such merger or consolidation.

        The 2005 Equity Incentive Plan is a "double trigger" plan, meaning that unvested stock options and unvested RSUs automatically vest immediately only if (i) there is a change of control and (ii) if stock options and RSUs are assumed or substituted with stock options or RSUs of the surviving company, the participant is terminated or resigns for good reason within 18 months after the change of control. Generally speaking, a resignation is "for good reason" if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location, or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant. If the successor entity refuses to assume or substitute for outstanding equity awards, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, the participant will fully vest in the award. For purposes of the 2005 Equity Incentive Plan, an award will be considered assumed if, following the change of control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the change of control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the change of control is not solely common stock of the successor entity or its parent, the administrator of the 2005 Equity Incentive Plan may, with the consent of the successor entity, provide for the consideration to be received, for each share and each unit/right to acquire a share subject to the award, to be solely common stock of the successor entity or its parent equal in fair market value to the per share consideration received by holders of common stock in the change of control. The 2005 Equity Incentive Plan includes provisions intended to prevent violations of Section 409A of the Internal Revenue Code. It also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise.

No acceleration of equity awards upon retirement, death, disability.

        Neither options nor RSUs accelerate upon retirement, death or disability.

        The following table shows the estimated potential incremental value of stock options and RSUs that would have vested for our Named Executive Officers as of December 31, 2016 under the acceleration scenarios described above. The accelerated RSU award value is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 31, 2016 ($17.50).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination	Total-With Acceleration ($)
Officers Remaining with the Company
Patrick M. Byrne	—	$169,172	$169,172	$169,172
Robert P. Hughes	—	$393,750	$393,750	$393,750
Saum Noursalehi	—	$481,250	$481,250	$481,250
Jonathan E. Johnson III	—	$419,300	$419,300	$419,300
Officers No Longer with the Company
Stormy D. Simon	—	—	—	—
Mitchell L. Edwards	—	—	—	—
Natalie A. Malaszenko	—	$296,625	$296,625	$296,625
Alec S. Wilkins	—	—	—	—

        The following table shows the estimated potential aggregate amounts our Named Executive Officers could have realized from stock options, RSUs and Deferred Compensation Plan account distributions if their employment had terminated as of the last business day of fiscal 2016, both including and excluding amounts from accelerated vesting of stock options and RSUs as detailed in the table above. It also shows amounts the Named Executive Officer actually received or could have received upon a qualifying termination occurring immediately prior to the expiration of the Retention Plan on December 31, 2016. The "Total-No Acceleration" column assumes none of the acceleration scenarios covered above has occurred. The "Total-With Acceleration" column assumes acceleration of all unvested stock options and RSUs under one or more of the scenarios covered above. The "Total-With Acceleration and Qualifying Termination under Retention Plan" shows the aggregate amounts assuming acceleration of all unvested stock options and RSUs under one or more of the scenarios covered above and also a qualifying termination occurring immediately prior to the expiration of the Retention Plan on December 31, 2016.

Name	Termination Covered By Retention Plan(1)	Aggregate Value of Vested Equity Awards ($)	Deferred Compensation Plan Account Balances(2) ($)	Total-No Acceleration ($)	Aggregate Value of Unvested Equity Awards ($)	Total-With Acceleration ($)	Total-With Acceleration and Qualifying Termination under Retention Plan(3)
Officers Remaining with the Company
Patrick M. Byrne	—	—	—	—	$169,172	$169,172	$169,172
Robert P. Hughes	$475,000	—	—	—	$393,750	$393,750	$693,750
Saum Noursalehi	$604,155	—	—	—	$481,250	$481,250	$881,250
Jonathan E. Johnson III	—	$16,800	—	$16,800	$402,500	$419,300	$419,300
Officers No Longer with the Company
Stormy D. Simon	—	—	—	—	—	—	—
Mitchell L. Edwards	—	—	—	—	—	—	—
Natalie A. Malaszenko	254,264	—	—	—	$296,625	$296,625	—
Alec S. Wilkins	273,974	—	—	—	—	—	—

(1)
None of Dr. Byrne, Mr. Johnson, Ms. Simon or Mr. Edwards was a participant in the Retention Plan. Amounts shown for Mr. Hughes and Mr. Noursalehi are their respective 2016 annual base salaries plus the portion of their respective unvested restricted stock unit awards scheduled to vest in the twelve months following December 31, 2016. The amounts shown for Mr. Wilkins and Ms. Malaszenko are the actual aggregate severance payments we paid them.

(2)
To date we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

(3)
Totals for Mr. Hughes and Mr. Noursalehi consist of the aggregate value of their unvested equity awards at December 31, 2016 plus the amount of their annual salaries as of Dcember 31, 2016.

Deferred compensation plan

        As described above, we have a Deferred Compensation Plan, which allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2016 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	716,163	3.78	2,083,414
Equity compensation plans not approved by security holders	0	N/A	N/A
Total	716,163	3.78	2,083,414

(1)
At December 31, 2016 the weighted average exercise price excluding RSUs was $17.33.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee consists solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

        The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors and approves the activities and performance of the Company's independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2016, and (iii) the independent registered public accounting firm's audit of the effectiveness of the Company's internal control over financial reporting as of December 31, 2016. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed in PCAOB Accounting Standards No. 1301. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Commission.

Members of the Audit Committee
Allison H. Abraham (Chair)
Barclay F. Corbus
Joseph J. Tabacco, Jr.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of February 10, 2017 (except as otherwise noted below) by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors and nominees; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 24,895,038 shares of common stock outstanding as of February 10, 2017, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC. None of the numbers of shares or percentages shown include the total of 695,898 outstanding shares of our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, the "Preferred Stock"). Each share of Preferred Stock is entitled to one vote on each matter to be submitted to the stockholders at the Annual Meeting. Amounts based on Schedule 13G filings are as of December 31, 2016 unless otherwise noted.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent
5% Stockholders
High Plains Investments LLC	5,452,127	(1)	21.9%
700 Bitner Road
Park City, UT 84098
The Dorothy M. Byrne 2014 GRAT No. 3, the Dorothy M. Byrne Article III Trust 3 and the Dorothy M. Byrne Revocable Trust	1,577,983	(2)	6.3%
16 King Road
P.O. Box 85
Etna, NH 03750
Directors, Nominees and Named Executive Officers
Patrick M. Byrne	6,612,122	(3)	26.6%
Allison H. Abraham	53,266	(4)	*
Barclay F. Corbus	50,537	(5)	*
Joseph J. Tabacco, Jr.	64,099	(6)	*
Jonathan E. Johnson III	86,174	(7)	*
Kirthi Kalyanam.	4,449	(8)	*
Robert P. Hughes	46,119	(9)	*
Saum Noursalehi	23,688	(10)	*
Officers No Longer with the Company
Stormy D. Simon	160,783	(11)
Mitchell L. Edwards	21,204	(12)	*
Natalie A. Malaszenko	0	(13)	*
Alec S. Wilkins	4,445	(14)	*
Directors and Executive Officers as a Group (19 persons)	7,189,991	(15)	28.9%

*
Less than 1% of the outstanding shares of common stock.

(1)
Patrick M. Byrne, our Chief Executive Officer, holds 100% of the voting interest in and controls High Plains Investments LLC. Voting and dispositive power are shared. High Plains Investments LLC has pledged 1,168,185 of such shares to a commercial bank in connection with the establishment of a line of credit to High Plains Investments LLC. Reference is hereby made to the Schedule 13D/A filed by Dr. Byrne and other reporting persons on February 23, 2017 for information about the number of shares and the nature of the beneficial ownership held by each such person.

(2)
The Dorothy M. Byrne 2014 GRAT No. 3 has shared voting and dispositive power over 172,576 shares. The Dorothy M. Byrne Article III Trust 3 has shared voting and dispositive power over 352,675 shares. The Dorothy M. Byrne Revocable Trust has shared voting and dispositive power over 1,052,732 shares. Robert Snyder, 16 King Road, P.O. Box 85, Etna, NH 03750 has shared voting power and dispositive power over 1,577,983 shares. Daniel Mosley, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 has shared voting power and dispositive power over 1,577,983 shares.

(3)
Patrick M. Byrne's shares include 5,452,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared and 119,972 shares held by The Patrick Byrne Foundation, Inc., as to which voting and investment power are shared. Dr. Byrne's shares include 3,333 shares issuable under stock-based awards. Dr. Byrne pledged 232,565 shares to a commercial bank in connection with the establishment of a line of credit to High Plains Investments LLC (see note (1)) and 212,415 shares to a commercial bank in connection with a personal loan. In addition to the shares of common stock indicated, Dr. Byrne is the beneficial owner of 63,775 shares of our Blockchain Voting Series A Preferred Stock, which votes with the common stock.

(4)
Ms. Abraham's shares include 6,167 shares issuable under stock-based awards.

(5)
Mr. Corbus' shares include 17,833 shares issuable under stock-based awards.

(6)
Mr. Tobacco's shares include 2,833 shares issuable under stock-based awards.

(7)
Mr. Johnson's shares include 7,500 shares issuable under stock-based awards.

(8)
Dr. Kalyanam's shares include 2,833 shares issuable under stock-based awards.

(9)
Mr. Hughes' shares include 7,500 shares issuable under stock-based awards.

(10)
Mr. Noursalehi's shares include 9,166 shares issuable under stock-based awards.

(11)
At February 10, 2017 Ms. Simon was no longer an employee of the Company. We do not know how many shares, if any, Ms. Simon owned at February 10, 2017. The number shown is the last information we have.

(12)
At February 10, 2017 Mr. Edwards was no longer an employee of the Company. We do not know how many shares, if any, Mr. Edwards owned at February 10, 2017. The number shown is the last information we have.

(13)
At February 10, 2017 Ms. Malaszenko was no longer an employee of the Company.

(14)
At February 10, 2017 Mr. Wilkins was no longer an employee of the Company. We do not know how many shares, if any, Mr. Wilkins owned at February 10, 2017. The number shown is the last information we have.

(15)
Total includes the last information we have for Named Executive Officers who have left the Company and not provided updated information.

        The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

 OTHER INFORMATION

  Certain Relationships and Related Transactions

        Since January 1, 2016, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.

        From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick M. Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel-related expenses incurred by our executives on Company business. In 2016, the amount we reimbursed Haverford Valley, L.C. for these expenses was $703,159. Although the amount of these reimbursements in 2017 is unknown, the amount could exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at estimated commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

        On November 2, 2016 we entered into a Software Licensing Agreement with SiteHelix Inc. (the "SiteHelix Agreement"). Saum Noursalehi, our President, Retail, is the majority owner of SiteHelix. Pursuant to the SiteHelix Agreement, SiteHelix granted a non-exclusive, non-transferrable license to its proprietary software to us. The software is intended to improve customer conversion rates on our website. Pursuant to the SiteHelix Agreement, we will pay SiteHelix 20% of an amount, if any, intended to reflect the economic benefit of the software to us, as calculated by us. Either party may terminate the SiteHelix Agreement on 30 days' notice to the other party. In addition to this and other termination rights, we may terminate the SiteHelix Agreement immediately at any time if we determine that we can obtain substantially the same services from an unrelated person or entity at a lower cost, or better services from an unrelated person or entity for substantially the same cost. During 2016 we did not pay or accrue any amount for payment to SiteHelix.

        In December 2016, pursuant to the rights offering we made to all of our stockholders, our Chief Executive Officer, Dr. Patrick M. Byrne, purchased 63,775 shares of Series A Preferred from us for $1,000,000. In connection with the rights offering, we entered into a registration rights agreement with Dr. Byrne for his benefit and the benefit of any other affiliates of ours who acquired shares of the Series A Preferred or the Series B Preferred in or after the rights offering.

        From time to time we employ relatives of our Named Executive Officers. During 2016 we paid immediate family members of our Named Executive Officers more than $120,000 as follows:

        We paid Nariman Noursalehi, who is the brother of our President, Retail, Saum Noursalehi, total compensation of $220,510.

        We paid two immediate family members of our Named Executive Officer and former Senior Vice President Mr. Alec Wilkins a total of $377,192, including Ms. Debi Brown, Vice President, who we paid total compensation of $338,470.

        We also paid three immediate family members of our Named Executive Officer and former President Ms. Stormy Simon, a total of $213,092. None of these three employees was paid more than $120,000.

        During 2016 we made severance payments to Ms. Simon as described in the Summary Compensation Table, including a severance payment of $325,000, and in connection with her resignation we accelerated 19,759 restricted stock units she held on September 30, 2016 having a value on that date of $302,708.

        During 2016 we made a severance payment of $273,974 to Mr. Wilkins as described in the Summary Compensation Table.

        On January 17, 2017 we made a severance payment of $254,264 to Ms. Malaszenko as described in the Summary Compensation Table.

        On January 27, 2017 we repurchased 604,229 shares of our common stock from one or more subsidiaries of Fairfax Financial Holdings Limited ("Fairfax") at $16.55 per share, for an aggregate purchase price of $10 million. Prior to the sale of the shares, Fairfax was the beneficial owner of approximately 12.5% of our common stock. The sale reduced Fairfax's beneficial ownership to approximately 10.4% of the Company's common stock.

        We expect to pay one or more relatives of Named Executive Officers more than $120,000 in 2017.

        Please see our discussion under "The Board—Policies and Procedures Regarding Related Party Transactions" for a description of our policies and procedures relating to related party transactions.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of reports filed by, and on written representations from, our officers, former officers, directors and 10% stockholders, we believe that during 2016 all of our officers, former officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Exchange Act except as set forth below.

        During 2013 Fairfax Financial Holdings Limited was a 10% beneficial owner of our common stock. In 2017 Fairfax filed a Form 4 that reported two transactions that occurred in 2013 and that were not reported at that time.

  Procedure for Submitting Stockholder Proposals

        Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, all proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company, regardless of whether such proposals are intended to be included in the Company's proxy statement for the next annual meeting of the stockholders of the Company, must satisfy the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such business. In addition, such stockholder must have given timely notice of the proposed business and related matters in proper written form to the Corporate Secretary of the Company at the Company's principal executive offices, Attention: Corporate Secretary. Stockholders are not permitted to propose business to be brought before a special meeting of the stockholders.

        To be timely, a stockholder proposal must be received at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder proposals to be presented at the 2018 annual meeting of stockholders must be received by the Corporate Secretary of the Company at the Company's principal executive offices not earlier than January 9, 2018 nor later than February 8, 2018.

        To be in proper written form, a stockholder's proposal delivered to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting the information specified in our Bylaws, including (i) certain information about each Proposing Person (as defined in our Bylaws), (ii) certain information about Disclosable Interests, as defined in our Bylaws and (iii) certain information about the proposed business and related matters as required by our Bylaws. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws.

        Any stockholder proposal intended to be included in the Company's proxy statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Exchange Act must be received at the Company's principal executive offices not later than November 14, 2017. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year's proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

        The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for bringing a proposal. You may contact the Company's Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on November 9, 2015 as Exhibit 3.2 to our Quarterly Report on Form 10-Q, available at http://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person must comply with all applicable requirements of the Exchange Act.

  Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting

        Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the nomination satisfies the requirements set forth in the Company's Bylaws. As summarized below, the Bylaws provide that in order for a stockholder nomination to be properly made, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such nomination. As summarized below, the advance notice provisions require a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at the Company's principal executive offices, Attention: Corporate Secretary.

        For a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary at the Company's principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure (as defined in the Bylaws) of the date of such annual meeting was first made. Director nominations to be made at the 2018 annual meeting of stockholders must be received by the Secretary of the Company at the Company's principal executive offices not earlier than January 9, 2018 nor later than February 8, 2018.

        For a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary at the Company's principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

        To be in proper written form, a stockholder's notice to the Secretary of the Company must set forth all of the information required by our Bylaws, including (i) as to each Nominating Person (as defined in our Bylaws) certain information about each Nominating Person, (ii) as to each Nominating Person, certain information about Disclosable Interests, as defined in our Bylaws, and (iii) certain information about each person whom a Nominating Person proposes to nominate for election as a director, as specified in our Bylaws. In addition, the Company may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable requirements or (ii) that could be material to a reasonable stockholder's understanding of the independence or lack of independence of such proposed nominee. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company's principal executive offices by the dates described in the Bylaws. In addition to the requirements of our Bylaws, each Nominating Person must comply with all applicable requirements of the Exchange Act.

        The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for making a director nomination.

  Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. We will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also retained Georgeson Inc. to assist in the solicitation of proxies at a cost of approximately $9,500 plus out-of-pocket expenses.

        A copy of our 2016 Form 10-K, excluding exhibits, is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 799 W. Coliseum Way, Midvale, Utah 84047. The 2016 Form 10-K is also available on our website at http://www.overstock.com/proxy.

  Householding

        Stockholders who share an address may receive only a single copy of the proxy statement, notice of internet availability and Form 10-K. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver a separate copy of any of these materials to any stockholder who contacts our investor relations department at 799 W. Coliseum Way, Midvale, Utah 84047, or by calling Overstock Investor Relations at (801) 947-3100.

        Stockholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy materials be mailed in the future. You may contact Computershare by phone at (877) 373-6374 or by mail at 250 Royall Street, Canton, MA 02021.

By Order of the Board,

Jonathan E. Johnson III Chairman of the Board of Directors

March 14, 2017
Midvale, Utah

OVERSTOCK.COM, INC.

2005 EQUITY INCENTIVE PLAN
(as proposed to be amended and restated)

        1.    Purposes of the Plan and Limitation on Awards to Non-Employee Directors.    The purposes of this 2005 Equity Incentive Plan are:

          a.     to attract and retain the best available personnel for positions of substantial responsibility,

          b.     to provide additional incentive to Service Providers, and

          c.     to promote the success of the Company's business.

        Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

        Awards to any non-employee Director during any Fiscal Year plus the cash fees payable to such Director during such Fiscal Year for service as an non-employee Director shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value for financial reporting purposes of such Awards), plus up to an additional $200,000 for service on any special committee of the Board. Consulting fees or other compensation the Company may pay or provide to any non-employee Director for services in addition to the services normally performed by a non-employee Director shall not be included in calculating such limits.

        2.    Definitions.    As used herein, the following definitions shall apply:

          a.     "Administrator" means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

          b.     "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

          c.     "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

          d.     "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          e.     "Award Exchange Program" means a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards (of the same or different type), which may have a lower exercise or purchase price, or in exchange for cash or a combination of cash and Awards.

          f.      "Awarded Stock" means the Common Stock subject to an Award.

          g.     "Board" means the Board of Directors of the Company.

          h.     "Cash Position" means the Company's level of cash and cash equivalents.

          i.      "Cause" means (i) an act of personal dishonesty taken by a Participant in connection with his or her responsibilities as a Service Provider and intended to result in personal enrichment of the Participant, (ii) a Participant being convicted of a felony, (iii) a willful act by a Participant which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to a Participant of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Participant has not substantially performed his duties, continued violations by the Participant of his or her obligations to the Company which are demonstrably willful and deliberate on the Participant's part.

          j.      "Change of Control" means the occurrence of any of the following events:

                i.  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Patrick M. Byrne or Dorothy M. Byrne or an individual or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Patrick M. Byrne and/or Dorothy M. Byrne, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               ii.  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

              iii.  A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of this Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

              iv.  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of "Change of Control" above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a "Change of Control" only to the extent that the event constitutes a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

          k.     "Change of Control Value" means, with respect to a Change of Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the Shares into which Awards are exercisable, as determined by the Administrator, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          l.      "Code" means the Internal Revenue Code of 1986, as amended.

          m.    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          n.     "Common Stock" means the common stock of the Company.

          o.     "Company" means Overstock.com, Inc.

          p.     "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          q.     "Deferred Stock Unit" means a deferred stock unit Award granted to a Participant pursuant to Section 14.

          r.     "Director" means a member of the Board.

          s.     "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          t.      "Earnings Per Share" means as to any Fiscal Year, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          u.     "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          v.     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          w.    "Expenses" means as to any Performance Period, the Company's or business unit's incurred expenses.

          x.     "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                i.  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               ii.  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              iii.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          Notwithstanding the foregoing, for purposes of establishing the exercise price of Options and SARs, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder, with the intent that Options and SARs granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.

          y.     "Fiscal Year" means a fiscal year of the Company.

          z.     "Gross Margin" means as to any Performance Period, the Company's Revenues less the related cost of Revenues expressed in dollars or as a percentage of Revenues.

          aa.   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          bb.   "Individual Objectives" means, as to any Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator.

          cc.   "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

          dd.   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          ee.   "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement or Award Agreement.

          ff.    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          gg.   "Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          hh.   "Operating Income" means the Company's or a business unit's income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

          ii.     "Operating Margin" means, as to any Performance Period, the Company's or a business unit's Operating Income divided by Revenue, expressed as a percentage.

          jj.     "Option" means a stock option granted pursuant to the Plan.

          kk.   "Option Agreement" means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          ll.     "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          mm. "Participant" means the holder of an outstanding Award granted under the Plan.

          nn.   "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash

  Position, (b) Earnings Per Share, (c) Expenses, (d) Gross Margin, (e) Individual Objectives, (f) Net Income, (g) Operating Cash Flow, (h) Operating Income, (i) Operating Margin, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, (m) Revenue, (n) Total Stockholder Return, and/or (o) Unit Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or on a GAAP or non-GAAP basis. Prior to the beginning of the applicable Performance Period, the Administrator shall determine whether any significant element(s) shall be included or excluded from the calculation of any Performance Goal with respect to any Participants. For example, but not by way of limitation, the Administrator may determine that the measures for one or more Performance Goals shall consist of non-GAAP variations of any of the foregoing measures. The Committee may set different goals for Awards not intended to qualify for exemption from the limitations of Section 162(m) of the Code.

          The Administrator is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period (provided, that if an Award is intended to constitute "performance-based compensation" under Section 162(m) of the Code, such adjustment or modification may be made only to the extent permitted under Section 162(m) of the Code) in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (F) acquisitions or divestitures; (G) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (H) foreign exchange gains and losses; and (I) a change in the Company's fiscal year.

          oo.   "Performance Period" means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

          pp.   "Performance Share" means a performance share Award granted to a Participant pursuant to Section 12.

          qq.   "Performance Unit" means a performance unit Award granted to a Participant pursuant to Section 13.

          rr.    "Plan" means this 2005 Equity Incentive Plan, as amended from time to time.

          ss.    "Restricted Award" means an Award granted pursuant to Section 11 of the Plan.

          tt.    "Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

          uu.   "Return on Equity" means the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

          vv.   "Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue, determined in accordance with generally accepted accounting principles.

          ww.  "Revenue" means, as to any Performance Period, the Company's or a business unit's gross revenues, net sales or gross sales, as determined by the Administrator.

          xx.   "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          yy.   "Section 16(b)" means Section 16(b) of the Exchange Act.

          zz.    "Securities Act" means the Securities Act of 1933, as amended.

          aaa. "Service Provider" means an Employee, Director or Consultant.

          bbb. "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          ccc.  "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 10 hereof.

          ddd. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          eee. "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share.

          fff.   "Unit Sales" means, as to any Performance Period, gross or net sales of units, consisting of any merchandise or type or category of merchandise or other product or service sold by the Company at any time, now or hereafter, as determined and specified by the Administrator.

          ggg. "Voluntary Termination for Good Reason" means a Participant voluntarily resigns within ninety (90) days after the occurrence of any of the following, provided the Participant gives notice to the Company of such occurrence within sixty (60) days after such occurrence and the Company does not remedy the condition within thirty (30) days after the Company's receipt of such notice: (i) without the Participant's express written consent, a material reduction of the Participant's duties, title, authority or responsibilities, relative to the Participant's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Participant of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation) shall not by itself constitute grounds for a "Voluntary Termination for Good Reason;" (ii) a reduction by the Company in the base salary of the Participant as in effect immediately prior to such reduction; (iii) the relocation of the Participant to a facility or a location outside of a 35 mile radius from the present facility or location, without the Participant's express written consent; or (iv) any act or set of facts or circumstances which would, under applicable case law or statute constitute a constructive termination of the Participant.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which will be available for grant under the Plan after approval by the stockholders at the 2017 annual meeting of stockholders is 1,978,307, less the number of shares, if any, subjected to Awards between February 15, 2017 and the date of the 2017 annual meeting, and increased by the number of Shares, if any, subject to Awards forfeited back to the Plan between February 15, 2017 and the date of the 2017 annual meeting. The Shares may be authorized, but unissued, or reacquired Common Stock. All shares reserved for issuance under this Plan may be used for Incentive Stock Options.

        To the extent that Shares subject to an Award are not issued to a Participant because the Award terminates, expires, lapses or becomes unexercisable without having been exercised in full for any reason, or an Award is settled in cash, or is surrendered pursuant to an Award Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unissued Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. Shares surrendered or withheld in payment of the exercise price of an Option and Shares withheld by the Company to satisfy any minimum tax withholding obligation shall count against the aggregate plan limit described above. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction to the number of Shares available for issuance under the Plan. Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be added to the number of Shares available for grant under the Plan. No fractional shares of Stock may be issued hereunder.

        4.    Administration of the Plan.

          a.    Procedure.

                i.  Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

               ii.  Section 162(m) of the Code.    To the extent that the Administrator determines it to be desirable to qualify Options or other Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

              iii.  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3, including the composition of the Committee that grants any related Awards.

              iv.  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          b.    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                i.  to determine the Fair Market Value;

               ii.  to select the Service Providers to whom Awards may be granted hereunder;

              iii.  to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

              iv.  to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

               v.  to approve forms of agreement for use under the Plan;

              vi.  to reduce the exercise price of an Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted, provided that such action shall first have been approved by a vote of the stockholders of the Company;

             vii.  to institute an Award Exchange Program, provided that no exchange shall cause the exercise price of an Option or SAR to be reduced unless such action shall first have been approved by a vote of the stockholders of the Company;

            viii.  to determine or modify the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, provided that no such modification may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              ix.  to construe and interpret the terms of the Plan and Awards and to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or Award Agreement;

               x.  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              xi.  to modify or amend each Award (subject to Section 18.c of the Plan), including the discretionary authority to extend the post-service-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan, provided that no such modification or extension may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code;

             xii.  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            xiii.  to allow Participants to satisfy minimum withholding tax obligations by tendering cash or unencumbered Shares owned by the Participant having a Fair Market Value equal to the amount required to be withheld, or electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            xiv.  to determine the terms and restrictions applicable to Awards; and

             xv.  to make all other determinations deemed necessary or advisable for administering the Plan.

          c.    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement ("Form S-8") under the Securities Act, is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

        6.    No Employment Rights.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such employment at any time, with or without cause.

        7.    Code Section 162(m) Provisions.

          a.    Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options to purchase more than 200,000 Shares or Stock Appreciation Rights covering more than 500,000 Shares; provided, however, that such limits shall be 300,000 Shares with respect to Options and 750,000 shares with respect to Stock Appreciation Rights in the Participant's first Fiscal Year of Company service.

          b.    Restricted Awards and Performance Share Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 100,000 Shares of Restricted Stock, 100,000 shares of Restricted Stock Units or 100,000 Performance Shares; provided, however, that each such limit shall be 250,000 Shares in the Participant's first Fiscal Year of Company service.

          c.    Performance Units Annual Limit.    No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $2,500,000 in the Participant's first Fiscal Year of Company service.

          d.    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). A Participant shall be eligible to receive payment in respect of an Award that is intended to constitute "performance-based compensation" only to the extent that the applicable Performance Goals are achieved.

          e.    Changes in Capitalization.    The numerical limitations in Sections 7.a and 7.b shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16.a.

          f.    Certification.    Prior to the payment of any Award that is intended to constitute "performance-based compensation," the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals have been achieved and, if so, calculate and certify in writing that amount of the Award earned based upon the achievement of the Performance Goals. The Administrator may reduce or eliminate the amount of such an Award earned through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. With respect to any Award intended to constitute "performance-based compensation," the Administrator shall not have the discretion to (A) grant or provide payment in respect of Awards if the Performance Goals have not been attained; (B) increase an Award above the maximum amount payable under this Section 7; or (C) cause an increase in a Participant's Award as a result of the use of negative discretion with respect to another Participant's Award. In addition, if an Award intended to constitute "performance-based compensation" is based, in whole or in part, on a percentage of a Participant's salary, base pay or other compensation, the maximum amount of the Award must be fixed at the time the Performance Goals are established. Notwithstanding the foregoing, an Award Agreement may provide that an Award may be payable upon death, disability or change of ownership or control prior to the attainment of the Performance Goals, provided that any such Award will not constitute "performance-based compensation" under Section 162(m) of the Code to the extent the Award is actually paid prior to the attainment of the Performance Goals.

          g.     If, after the attainment of the applicable Performance Goals, payment of an Award intended to constitute "performance-based compensation" in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any such Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to an Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Administrator, or (B) with respect to an Award that is payable in Common Stock, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

          h.     If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsections (a) and (b) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

        8.    Effective Date; Term of Plan.    The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan's adoption by the Board, or (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

        9.    Stock Options.

          a.     The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

          b.    Option Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                i.  In the case of an Incentive Stock Option:

                (1)   granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                (2)   granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               ii.  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              iii.  Notwithstanding the foregoing, an Option may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code and the regulations thereunder. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.

          c.    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

          d.    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

                i.  cash;

               ii.  check;

              iii.  other Shares which are owned by the Participant and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              iv.  delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

               v.  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, including, to the extent permitted by Applicable Laws and approved by the Administrator, delivery of a promissory note, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or a reduction in the amount of any Company liability to the Participant; or

              vi.  any combination of the foregoing methods of payment.

          e.    Exercise of Option; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

          f.    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          g.    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          h.    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant's death. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          i.    ISO $100,000 Rule.    Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options (determined without regard to this paragraph) granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9.i, Incentive Stock Options shall be taken into account in the order in which they were granted (or as otherwise provided under applicable regulations), and the Fair Market Value of the Shares shall be determined as of the time of grant.

          j.    Section 409A of the Code.    Notwithstanding anything herein to the contrary, if an Option is granted to a Service Provider with respect to whom Common Stock does not constitute "service recipient stock" (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), the Option shall comply with Section 409A of the Code to the extent applicable.

        10.    Stock Appreciation Rights.

          a.    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant. SARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related SARs"). Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. Related SARs shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable. No Related SAR may be granted for more shares of Common Stock than are subject to the Option to which it relates. The number of shares of Common Stock subject to an SAR must be fixed on the date of grant of the SAR, and the SAR must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR. The provisions of SARs need not be the same with respect to each Participant.

          b.    Exercise Price and other Terms.    Subject to Section 7.a of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. An SAR must be granted with an exercise price per Share not less than the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award. Upon any exercise of a Related SAR, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the SAR shall have been exercised. The number of Shares for which a Related SAR shall be exercisable shall be reduced upon any exercise of the related Option by the number of Shares for which such Option shall have been exercised.

          c.    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                i.  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               ii.  the number of Shares with respect to which the SAR is exercised.

          d.    Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

          e.    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          f.    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

          g.    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          h.    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          i.    Death of Participant.    If a Participant dies while a Service Provider, the SAR may be exercised following the Participant's death within such period of time as is specified in the Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant's death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          j.    Section 409A of the Code.    An SAR that is subject to Section 409A of the Code shall satisfy the requirements of this Section 10.j and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. The requirements herein shall apply in the event any SAR under this Plan is granted with an exercise price less than the Fair Market Value per Share on the date the SAR is granted, is granted to a Service Provider with respect to whom Common Stock does not constitute "service recipient stock" (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such SAR may provide that it is exercisable at any time permitted under the governing Award Agreement, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price (the "SAR Amount"). However, once the SAR is exercised, the SAR Amount may be paid only on the fixed time, payment schedule or other event specified in the governing Award Agreement.

        11.    Restricted Awards.

          a.    Grant of Restricted Awards.    Subject to the terms and conditions of the Plan, Restricted Awards may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. A Restricted Award is an Award of Common Stock ("Restricted Stock") or hypothetical shares of Common Stock ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Administrator shall determine. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Award granted to any Participant, and (ii) the conditions that must be satisfied, which may include a performance-based component, upon which is conditioned the grant, vesting or issuance of a Restricted Award.

          b.    Restricted Stock.    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Administrator, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

          Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a holder of Common Stock as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Administrator, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant on the day on which the corresponding dividend on shares of Common Stock is paid to stockholders, or withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. Any cash dividends or stock dividends so withheld by the Administrator and attributable to any particular Share (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares and, if such Shares are forfeited, the Participant shall have no right to such dividends.

          Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of such restrictions, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such Shares shall terminate without further obligation on the part of the Company.

          Upon the expiration of the restrictions with respect to any Restricted Stock, the restrictions set forth in this Section 11 and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Restricted Stock which has not then been forfeited and with respect to which the restrictions have expired (to the nearest full Share) and any cash distributions or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any.

          c.    Restricted Stock Units.    The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. Each Restricted Stock Unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units. At the discretion of the Administrator, and only to the extent set forth in the applicable Award Agreement, each Restricted Stock Unit may be credited with cash distributions and stock dividends paid by the Company in respect of one share of Stock ("Dividend Equivalents"). At the discretion of the Administrator, Dividend Equivalents may be either currently paid to the Participant on the day on which the corresponding dividend on shares of Common Stock is paid to stockholders, or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

          Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the restrictions applicable to such Award, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

          Except as otherwise provided in the Plan or an Award Agreement, upon the expiration of the restrictions with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to such Dividend Equivalents' interest thereon, if any;

  provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the aggregate Fair Market Value of the Shares as of the date on which the restrictions lapsed with respect to such Vested Unit.

          d.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Awards granted under the Plan. Restricted Award grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock or the Restricted Stock Unit is awarded. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          e.    Restricted Award Agreement.    Each Restricted Award grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Award grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

        12.    Performance Shares.

          a.    Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

          b.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          c.    Performance Share Award Agreement.    Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

        13.    Performance Units.

          a.    Grant of Performance Units.    Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

          b.    Number of Performance Units.    Subject to Section 7.c hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

          c.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

          d.    Performance Unit Award Agreement.    Each Performance Unit grant shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

        14.    Deferred Stock Units.

          a.    Description.    Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company's general creditors until distributed to the Participant.

          b.    Code Section 162(m) Limits.    Deferred Stock Units shall be subject to the annual limits under Section 162(m) of the Code applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

          c.    Code Section 409A Limitations.    If any Deferred Stock Units are considered to be deferred compensation under Section 409A of the Code, then the terms of such Deferred Stock Units shall comply with Section 409A of the Code.

        15.    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        16.    Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

          a.    Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, then the Administrator shall, in an equitable manner and to the extent necessary to preserve the economic intent of Awards, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and exercise price of Shares covered by each outstanding Award, and the maximum number of Shares with respect to which any one person may be granted Awards during any period stated in Section 7. Unless the Committee specifically determines that such adjustment is in the best interests of the Company, any adjustments under this Section 16.a shall be made in a manner which does not result in a violation of Section 409A of the Code or the modification, extension or renewal of any Incentive Stock Option. Any adjustments under this Section 16.a shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

          b.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          c.    Change of Control.

                i.  Stock Options and SARs.    In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Option or SAR, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator may take one or more actions with respect to such Option or SAR including, but not limited to, the following: (i) notifying the Participant in writing or electronically that such Option or SAR may be exercised in full for a limited period of time on or before a specified date (before or after the Change of Control) fixed by the Administrator, after which specified date the unexercised portion of such Option or SAR and all rights of the Participant thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by the Participant of some or all of the outstanding Options or SARs held by such Participant as of a date, before or after such Change of Control, specified by the Administrator, in which event the Administrator shall thereupon cancel such Options and SARs and the Company shall pay to such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the Shares subject to such Options and SARs over the exercise price(s) under such Options and SARs for such Shares, or (iii) making such adjustments to Options and SARs then outstanding as the Administrator deems appropriate to reflect such Change of Control. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

               ii.  Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units.    In the event of a Change of Control, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

          d.    Involuntary Termination other than for Cause, Death or Disability or a Voluntary Termination for Good Reason, Following a Change of Control.    If, within eighteen (18) months following a Change of Control, a Participant's employment is terminated (i) involuntarily by the Company or successor entity other than (A) for Cause, or (B) on account of death or Disability, or (ii) by the Participant by a Voluntary Termination for Good Reason, then the Participant shall fully vest in and receive payment of or have the right to exercise his Award, as applicable, as to all of the Shares subject to each such Award including Shares as to which such Award would not otherwise be vested or exercisable. Notwithstanding the foregoing or anything in an Award Agreement to the contrary, (i) if an Award is subject to Section 409A of the Code and payment of the Award at the time of termination of employment under this paragraph would cause the Award not to comply with Section 409A of the Code, the Award shall be paid only at such time and in such form as will comply with Section 409A of the Code, and (ii) any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Award that is intended to constitute "performance-based compensation" under Section 162(m) of the Code shall not vest in connection with the Participant's involuntary termination of employment or Voluntary Termination for Good Reason until the end of the applicable Performance Period, and then only to the extent that the applicable Performance Goals have been satisfied.

        17.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        18.    Amendment and Termination of the Plan.

          a.    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Plan without obtaining stockholder approval.

          b.    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

          c.    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        19.    Conditions Upon Issuance of Shares.

          a.    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws.

          b.    Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        20.    Liability of Company.

          a.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          b.    Grants Exceeding Allotted Shares.    If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18 of the Plan.

        21.    General Provisions.

          a.    Section 409A of the Code.    The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant's "separation from service" within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service.

          b.    Section 16.    It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 21.b, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

          c.    Clawbacks.    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

        22.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

NNNNNNNNNNNN . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 8, 2017. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on May 5, 2017. Vote by Internet • Go to www.envisionreports.com/OSTK • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed (terms to expire at the 2020 annual stockholder meeting). + 1. Election of Class III Directors: 01 - Allison H. Abraham For Withhold For Withhold 02 - Saum Noursalehi Proposals — The Board of Directors recommends a vote FOR Proposals 2, 3 and 4 and a vote for THREE YEARS on Proposal 5. For Against Abstain ForAgainst Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. 4. Advisory vote to approve executive officer compensation. 3. Approval of amendment and restatement of the Company’s equity incentive plan. For Against Abstain 1 Year 2 Years 3 Years Abstain 5. Advisory vote on the frequency of future advisory votes on executive officer compensation. 6. To consider and act upon any other matter properly coming before the annual meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. NNNNNDNecembeNr 31, 2016 are available at http://www.overstock.com/proxy. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND + MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 P C F3 1 9 0 6 2 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02JJVD NNNNNNNNN IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2017 The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and notices of availability electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy/Voting Instructions — Overstock.com, Inc. Annual Stockholder Meeting — May 9, 2017 + PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS — ANNUAL MEETING The undersigned, having received the Proxy Statement and Notice of Annual Meeting, each dated March 14, 2017, hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution and re-substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the offices of Overstock.com, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2017, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting, including all shares of common stock, Blockchain Voting Series A Preferred Stock and Voting Series B Preferred Stock, on all matters, including the election of any person to the Board in place of any nominee who is unable to serve or for good cause will not serve. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2, 3 AND 4, AND FOR THREE YEARS ON PROPOSAL 5. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. If the undersigned is a participant in the Overstock.com, Inc. 401(k) Plan, the undersigned hereby instructs the fiduciary of the Overstock.com, Inc. 401(k) Plan to vote, as designated on the reverse side, all shares of Overstock.com, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 9, 2017 and at any adjournment or postponement thereof. If no voting instructions are given, the Administrator of the 401(k) plan, which is composed of members of the Board of Directors and/or management personnel, may instruct the fiduciary to vote the shares. PLEASE COMPLETE, DATE AND SIGN THIS PROXY/VOTING INSTRUCTIONS ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting in person. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - D ON BOTH SIDES OF THIS CARD. D